                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              ENERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ENERGEN CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD JANUARY 28, 1998

To the Shareholders of
  ENERGEN CORPORATION

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Energen Corporation will be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 28, 1998, at 10:00 A.M., Central Standard Time, for the following purposes:

     1. To elect three directors to serve for a three-year term expiring in 2001;

     2. To consider and take action on a proposal to amend the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock from 30,000,000 to 75,000,000 shares;

     3. To consider and take action on a proposal to approve the Energen Corporation 1997 Stock Incentive Plan, as more fully described in the accompanying Proxy Statement;

     4. To consider and take action on a proposal to approve certain issuances of Common Stock under the Energen Corporation 1997 Deferred Compensation Plan, as more fully described in the accompanying Proxy Statement; and

     5. To transact such other business as may properly come before the Annual Meeting.

     Shareholders of record at the close of business on December 10, 1997 are entitled to notice of and to vote upon all matters at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting or any adjournments thereof, and any business for which notice of the Annual Meeting is hereby given may be transacted at any such adjournment.

                                            By Order of the Board of Directors

                                              DUDLEY C. REYNOLDS, Secretary
Birmingham, Alabama
December      , 1997

                             YOUR VOTE IS IMPORTANT

                   YOU ARE URGED TO DATE, SIGN AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

ENERGEN LOGO                            ENERGEN CORPORATION
                                        -----------------------------------------------------------

                                        2101 Sixth Avenue North
                                        Birmingham, Alabama 35203
                                        (205) 326-2700

                                                               December   , 1997

To Our Shareholders:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Meeting will be held at the principal office of the Company in Birmingham on Wednesday, January 28, 1998, at 10:00 A.M., Central Standard Time.

     Details of the matters to be presented at this meeting are given in the foregoing Notice of the Annual Meeting and in the Proxy Statement that follows.

     We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your signing and returning the enclosed Proxy as soon as convenient so that your stock may be voted.

     We have enclosed a copy of the Company's Annual Report to Shareholders for the year ended September 30, 1997.

                                    Yours very truly,

                                                /s/ REX J. LYSINGER
                                               Chairman of the Board

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             OF ENERGEN CORPORATION

                                JANUARY 28, 1998

                               ------------------

     This Proxy Statement is being furnished by the Board of Directors of Energen Corporation, an Alabama corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the principal office of the Company, 2101 Sixth Avenue North, Birmingham, Alabama, on Wednesday, January 28, 1998, at 10:00 A.M., Central Standard Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of the Company. It is contemplated that the Proxy Statement and accompanying form of proxy will initially be mailed to Shareholders of the
Company on or around December   , 1997.

     All properly completed proxies received by the Board of Directors of the Company will be voted in accordance with the instructions appearing on such proxies. In the absence of contrary instructions, the proxies received by the Board of Directors will be voted FOR the election of all nominees for director of the Company, FOR the proposal to amend the Company's Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock, FOR the proposal to approve the Energen Corporation 1997 Stock Incentive Plan, and FOR the proposal to approve certain issuances of Common Stock under the Energen Corporation 1997 Deferred Compensation Plan. A Shareholder who has given a proxy may revoke it at any time prior to its exercise by written notice of such revocation to the Secretary of the Company, by executing and delivering to the Company a later dated proxy reflecting contrary instructions, or by appearing at the Annual Meeting and taking appropriate steps to vote in person.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting the shareholders of the Company will consider and take action on the following matters and on such other matters as may properly come before the meeting:

                            1. ELECTION OF DIRECTORS

     Directors of the Company are elected on a staggered basis, with approximately one-third of the directors being elected at each annual meeting for three-year terms. Three directors are to be elected to serve for a term of three years expiring at the Annual Meeting of Shareholders held in 2001. The names of the nominees for director, as well as the names of those directors continuing in office, are set forth in this Proxy Statement.

                       NOMINEES FOR ELECTION AS DIRECTORS
                     FOR THREE-YEAR TERMS TO EXPIRE IN 2001

                  NAME                           PRINCIPAL OCCUPATION AND OTHER INFORMATION
                  ----                           ------------------------------------------
Dr. Stephen D. Ban.......................  Dr. Ban, 57, is President and CEO of Gas Research
                                             Institute ("GRI"), a nonprofit cooperative research
                                             organization of the natural gas industry,
                                             headquartered in Chicago. He joined GRI in 1981, was
                                             first elected President in April, 1987, and has
                                             overall responsibility for GRI's multifaceted
                                             research and development program in gas technology
                                             development, including research and development
                                             related to gas supply and end-use technologies. In
                                             1991, Dr. Ban was elected a director of UGI
                                             Corporation, a Pennsylvania gas and electric utility
                                             and national marketer of propane. In 1994 he became a
                                             director of CALSTART, Inc., a California nonprofit
                                             consortium dedicated to the development of advanced
                                             transportation technologies utilizing clean
                                             alternative fuels and cooperative research and
                                             development. He is also a member of the Natural Gas
                                             Council and the Board of Directors of the United
                                             States Energy Association.
                                           Dr. Ban has served as director of the Company and
                                             Alabama Gas Corporation since January, 1992.
Julian W. Banton.........................  Mr. Banton, 57, is Chairman of the Board, President and
                                             Chief Executive Officer of SouthTrust Bank, N.A.,
                                             headquartered in Birmingham, Alabama. He joined
                                             SouthTrust in 1982, was named President in 1985 and
                                             in 1988 was named to his current position. Prior to
                                             joining SouthTrust, Mr. Banton was in charge of
                                             Corporate and International Banking for Signet Bank
                                             in Richmond, Virginia. He is also a director of
                                             SouthTrust Corporation; Brookwood Hospital; Consumer
                                             Bankers Association; the Metropolitan Development
                                             Board (Birmingham, Alabama); United Way of Central
                                             Alabama; Inroads Development Program and the Alabama
                                             School of Fine Arts. Mr. Banton is also a past
                                             director of the Birmingham Branch of the Federal
                                             Reserve Bank of Atlanta.
                                           Mr. Banton has served as a director of the Company and
                                             Alabama Gas Corporation since October, 1997.

                  NAME                           PRINCIPAL OCCUPATION AND OTHER INFORMATION
                  ----                           ------------------------------------------
Wm. Michael Warren, Jr...................  Mr. Warren, 50, is President and Chief Executive
                                             Officer of the Company and is a director of the Company
                                             and each of its subsidiaries. He joined Alabama Gas
                                             Corporation in 1983 as Vice-President and General
                                             Counsel and was elected President of Alabama Gas
                                             Corporation in 1984. He was elected President and
                                             Chief Operating Officer of the Company in February,
                                             1991, was elected President and Chief Executive
                                             Officer of Alabama Gas Corporation and Taurus
                                             Exploration, Inc. in September, 1995 and was elected
                                             Chief Executive Officer of the Company in February,
                                             1997. Mr. Warren will become Chairman of the Board of
                                             the Company effective January 1, 1998. He is also a
                                             city director of AmSouth Bank of Alabama and a member
                                             of the Board of Trustees of Birmingham-Southern
                                             College.
                                           Mr. Warren has served as a director of the Company
                                             since January, 1986, and has served as a director of
                                             Alabama Gas Corporation since October, 1984.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

                  NAME                           PRINCIPAL OCCUPATION AND OTHER INFORMATION
                  ----                           ------------------------------------------
J. Mason Davis, Jr......................  Mr. Davis, 62, is a partner with the Birmingham, Alabama law firm of Sirote & Permutt, P.C. He joined that firm
                                            in 1984. Mr. Davis also serves as an Adjunct Professor
                                            of Law at the University of Alabama School of Law in
                                            Tuscaloosa, Alabama. He is also Chairman of the Board
                                            of Directors of Protective Industrial Insurance
                                            Company of Alabama, Inc., based in Birmingham,
                                            Alabama.
                                          Mr. Davis has served as a director of the Company and
                                            Alabama Gas Corporation since September, 1992.
James S. M. French......................  Mr. French, 57, is Chairman, President, Chief Executive
                                            Officer, and a director of Dunn Investment Company,
                                            the parent of a group of companies in the construction
                                            industry and also an investor in equity and income
                                            securities in selected industries. Dunn was founded in
                                            1878 and is headquartered in Birmingham. He joined the
                                            firm in 1968 and became its President in 1974. He is
                                            also a director of Regions Financial Corporation;
                                            Hilb, Rogal and Hamilton Company, a network of
                                            insurance agencies; Protective Life Corporation; and
                                            the subsidiaries of Dunn Investment Company.
                                          Mr. French has served as a director of the Company since
                                            its formation in January, 1979 and has served as a
                                            director of Alabama Gas Corporation since April, 1978.

                  NAME                           PRINCIPAL OCCUPATION AND OTHER INFORMATION
                  ----                           ------------------------------------------
Wallace L. Luthy........................  Mr. Luthy, 64, retired effective December 31, 1995, as
                                            President and General Manager of Mobil Natural Gas
                                            Inc., headquartered in Houston, Texas. Mobil Natural
                                            Gas is a subsidiary of Mobil Corporation and processes
                                            and markets natural gas in the United States and Ca-
                                            nada. Upon his retirement, Mr. Luthy completed 40
                                            years of service with Mobil.
                                          Mr. Luthy has served as a director of the Company and
                                            Alabama Gas Corporation since October, 1995.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

                    NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
                    ----                          ------------------------------------------
  R.D. Cash...............................  Mr. Cash, 55, is Chairman of the Board, President and
                                              Chief Executive Officer of Questar Corporation, a
                                              holding company engaged, through its affiliates, in
                                              the exploration for, and production and distribution
                                              of, natural gas. In 1982 Mr. Cash was elected
                                              President and Chief Executive Officer of Mountain
                                              Fuel Supply Company, now a Questar subsidiary. When
                                              Questar was formed in 1984, Mr. Cash became its
                                              President and Chief Executive Officer, and in 1985 he
                                              was named Chairman of the Board. Mr. Cash is also a
                                              director of Zions Bancorporation; Zions First
                                              National Bank; Associated Electric & Gas Insurance
                                              Services Limited, a mutual insurance company serving
                                              the United States public utility industry; and the
                                              Salt Lake City Branch of the Federal Reserve Bank of
                                              San Francisco.
                                            Mr. Cash has served as a director of the Company and
                                              Alabama Gas Corporation since November, 1996.
  Rex J. Lysinger.........................  Mr. Lysinger, 60, is Chairman of the Board and is a
                                              director of each of the Company's subsidiaries. He
                                              joined Alabama Gas Corporation in July, 1975 as a
                                              Vice President and was elected President in 1977. In
                                              1981, Mr. Lysinger was named Chief Executive Officer
                                              of the Company and its subsidiaries and was named
                                              Chairman of the Board effective October 1, 1982. In
                                              February, 1997 Mr. Lysinger resigned as Chief
                                              Executive Officer of the Company, and he will resign
                                              as Chairman of the Board effective January 1, 1998.
                                              He is also a director of SouthTrust Corporation;
                                              Associated Electric & Gas Insurance Services Lim-
                                              ited, a mutual insurance company serving the United
                                              States public utility industry; and a member of the
                                              Board of Trustees of Samford University in Birming-
                                              ham, Alabama.

                    NAME                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
                    ----                          ------------------------------------------
                                            Mr. Lysinger has served as director of the Company
                                              since its formation in January, 1979 and has served
                                              as a director of Alabama Gas Corporation since
                                              January, 1977.
  Dr. Judy M. Merritt.....................  Dr. Merritt, 54, is President of Jefferson State Commu-
                                              nity College located in Birmingham, Alabama. Dr.
                                              Merritt was named President in 1979 and with the
                                              exception of a four-year assignment at Florida
                                              International University in Miami, Florida from 1975
                                              to 1979, has been associated with Jefferson State and
                                              its predecessor since 1965. She is also a member of
                                              the Board of Directors of SouthTrust Bank, N.A.
                                            Dr. Merritt has served as a director of the Company and
                                              Alabama Gas Corporation since June, 1993.
  Drayton Nabers, Jr. ....................  Mr. Nabers, 57, is Chairman of the Board and Chief
                                              Executive Officer and a director of Protective Life
                                              Corporation and Chairman of the Board and a director
                                              of Protective Life Insurance Company. He joined
                                              Protective Life Insurance Company in 1979 as Senior
                                              Vice President, Operations, and General Counsel and
                                              served in that capacity until his election as
                                              President of Empire General Life Insurance Company in
                                              1980 and his election as President and Chief
                                              Operating Officer of Protective Life in August, 1982.
                                              He became Chief Executive Officer of Protective Life
                                              in 1992 and Chairman of the Board in 1994. Mr. Nabers
                                              is also a member of the Board of Directors of Alabama
                                              National Bancorporation.
                                            Mr. Nabers has served as a director of the Company and
                                              Alabama Gas Corporation since October, 1984.

     Mr. George S. Shirley, who has served as a director of the Company since September, 1981, will retire from service as a director and will not stand for re-election at the Annual Meeting. He will continue to serve as a director until January 28, 1998.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established a standing Audit Committee currently composed of four directors who are not officers of the Company. The members of the Audit Committee are: James S. M. French (Chairman),
R. D. Cash, J. Mason Davis, Jr. and Judy M. Merritt. The duties of the Audit Committee are (1) to recommend to the Board of Directors a firm of independent public accountants to serve as auditors, (2) to meet with representatives of the auditors to review the planned scope of their audit and to review the results of their examination, (3) to meet with representatives of the auditors and management to discuss matters regarding the Company's accounting policies, practices and related financial reporting, and the adequacy of the accounting system and related internal accounting controls to safeguard corporate assets and provide a basis for preparing materially reliable financial information, and
(4) to report to the Board of Directors the results of such meetings with such recommendations as the Audit Committee deems appropriate. During the 1997 fiscal year the Audit Committee held three meetings.

     The Board of Directors of the Company has established an Officers Review Committee (the "ORC") currently composed of four directors who are not officers of the Company. The members of this Committee are: George S. Shirley (Chairman), Stephen D. Ban, Wallace L. Luthy and Drayton Nabers, Jr. The duties of the ORC are to study and make recommendations to the Board of Directors with regard to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company's 1992 Long-Range Performance Share Plan, the 1988 Stock Option Plan, and the 1997 Deferred Compensation Plan and will administer the 1997 Stock Incentive Plan if it is approved by the shareholders of the Company. During the 1997 fiscal year, the ORC held five meetings.

     The Board of Directors of the Company has established a Finance Committee currently composed of four directors who are not officers of the Company. The members of the Finance Committee are: J. Mason Davis, Jr. (Chairman), James S.
M. French, Wallace L. Luthy and George S. Shirley. The duties of the Finance Committee are to review financial policy, capital structure and the issuance of securities necessary to finance the activities of the Company. During the 1997 fiscal year, the Finance Committee held six meetings.

     The Board of Directors of the Company has established a Governance and Nominations Committee currently composed of four directors who are not officers of the Company. The members of the Governance and Nominations Committee are:
Drayton Nabers, Jr. (Chairman), Stephen D. Ban, James S. M. French and Judy M. Merritt. The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. During the 1997 fiscal year, the Governance and Nominations Committee held two meetings.

     During the 1997 fiscal year the Board of Directors of the Company met eight times. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they are members.

DIRECTORS' COMPENSATION

     During the 1997 fiscal year, directors who are not officers were paid a monthly retainer of $1,000. In addition, non-officer directors of the Company and of its subsidiaries were paid a fee of $1,000 for each meeting attended, including committee meetings.

     The Energen Corporation 1992 Directors Stock Plan provides for an annual grant and issuance of three hundred shares of Common Stock, following the last day of the fiscal year ended September 30, 1992 and each fiscal year thereafter so long as the plan remains in effect, to each non-employee director who is serving as such on the last day of the Company's fiscal year and who has served as such for at least six months. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee director to elect to have any part or all of the fees payable for services as a director of the Company and its subsidiaries paid in shares of Common Stock.

     The plan is administered by the Company's Board of Directors, whose members are normally elected to three-year terms by the Shareholders. Although the plan has no fixed duration, the Board of Directors or the Shareholders of the Company may terminate the plan. The Board of Directors of the Company may also amend the plan from time to time. However, Shareholder approval is required for any amendment that materially increases the benefits accruing to participants in the plan, materially increases the number of shares of Common Stock which may be issued under the plan or materially modifies eligibility requirements. The number of shares issued under this plan for fiscal year 1997 was 3,375, including 412 shares which were deferred and issued to the trustee under the Company's 1997 Deferred Compensation Plan.

     In addition to making deferrals of their compensation as directors under the Company's 1997 Deferred Compensation Plan, members of the Board of Directors who are not employees of the Company may elect to defer (without duplication) all or part of their fees for services as a director under the Company's Director Fees Deferral Plan, although no current directors of the Company have done so under this plan. By written election delivered prior to the end of a calendar year, a director may elect to defer the receipt of fees payable in the following calendar year. Once made, the deferral election will renew automatically from year to year unless revoked or changed by the filing of a new election. The amount of any deferred fees are credited to an account on the books of the Company on the date on which the fees would have first become payable to the director. At the end of each calendar quarter until all deferred amounts are distributed, the daily balance in a director's account will be credited with interest based on the prime rate quoted at the beginning of the quarter by AmSouth Bank of Alabama, Birmingham, Alabama. A director may not defer fees past age 75, but he may elect to have fees paid in up to ten (10) annual installments beginning with age 75. The amount deferred
under this plan, including interest, during 1997 was $          .

            2.  PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE
                   OF INCORPORATION TO INCREASE THE COMPANY'S
                       AUTHORIZED SHARES OF COMMON STOCK

     The Restated Certificate of Incorporation of the Company as presently in effect authorizes the Company to issue 30,000,000 shares of Common Stock of the Company, par value of $0.01 per share (the "Common Stock"). The Board of Directors of the Company recommends the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 30,000,000 to 75,000,000 shares. Under the Alabama Business Corporation Act and the Company's Restated Certificate of Incorporation, upon issuance of any additional shares of Common Stock, shareholders will not be entitled to preemptive rights.

     As of the record date for the Annual Meeting, an aggregate of shares of Common Stock of the Company were issued and outstanding and
an additional           shares of Common Stock of the Company were reserved for
issuance in connection with the Company's stock option, long-range performance share, employee stock purchase, director stock and other employee benefit plans. An additional 650,000 shares and 250,000 shares of Common Stock of the Company have been reserved for issuance under the Company's 1997 Stock Incentive Plan and 1997 Deferred Compensation Plan, respectively, which plans (or certain issuances of Common Stock thereunder) are being submitted to the shareholders for approval at the Annual Meeting. Also, as of such record date, an additional shares of Common Stock of the Company were reserved for issuance in connection with the Company's dividend reinvestment and direct stock purchase plan.

     If the proposed amendment to the Restated Certificate of Incorporation of the Company is approved by the shareholders, management of the Company presently intends to recommend to the Board of Directors that the Company effect a two-for-one split of the Common Stock by paying a 100% stock dividend on its shares of issued and outstanding Common Stock, that is, one additional share of stock for each share presently outstanding.

     As previously announced, the Company is implementing a diversified growth strategy which calls for its subsidiary Taurus Exploration, Inc. ("Taurus") both to acquire producing oil and gas properties and to participate in selected exploration prospects. During the first two fiscal years of the implementation of this strategy which ended September 30, 1997, Taurus had expenditures of $280 million for producing properties, $32 million for associated development costs and $45 million for exploration and related activities. In order to finance a portion of these expenditures, the Company issued $40 million of medium-term notes in September, 1996, 1,725,000 shares of Common Stock in January, 1997 (generating $49.1 million in proceeds), $85 million of medium-term notes in July, 1997, and 1,200,000 shares of Common Stock in September, 1997 (generating $41.1 million in proceeds). During the next three fiscal years, depending upon the type and availability of appropriate opportunities, Taurus anticipates spending $350 to $500 million for acquisitions and development and approximately $150 million for exploration and related activities. The Company anticipates that it will continue to finance a significant portion of the expenditures by Taurus through the issuance of additional debt securities and Common Stock.

     Except as described above and except for issuances of shares of Common Stock pursuant to its employee benefit and compensation plans (including those issuances for which approval is being sought from the shareholders of the Company at the Annual Meeting) and its dividend reinvestment and direct stock purchase plan, the Company does not currently have plans to issue any shares of Common Stock. The shares of Common Stock authorized for issuance by the Company prior to the approval of the proposed amendment to the Restated Certificate of Incorporation are sufficient to fund the proposed issuances described above, other than the possible stock split described above.

     The Board of Directors believes it is advisable to authorize additional shares of Common Stock so that there will be sufficient shares available for issuance for purposes that the Board of Directors may determine to be in the best interest of the Company. Such purposes could include the acquisition of one or more business entities, the declaration of additional dividends, stock splits and similar distributions and other general corporate purposes. The Board of Directors of the Company believes it is advantageous for the Company to be able to act promptly with respect to such matters without the expense and delay involved in holding a special meeting of the Shareholders to authorize additional shares of Common Stock for issuance in such transactions.

     There may be certain disadvantages, however, to the additional flexibility afforded the Company as a result of an increase in the authorized shares of Common Stock. The adoption of the proposed amendment will permit the Company to issue additional shares of Common Stock, thus diluting the voting and ownership interest of existing Shareholders. If the Company were to issue a significant number of the newly authorized shares of Common Stock, it is possible that the ownership and interests of the current shareholders of the Company could be diluted and, depending upon the circumstances of such issuance, it is possible that the earnings per share and book value of the currently outstanding shares of Common Stock could be diluted. The adoption of the amendment may have the effect of discouraging unilateral attempts by third parties to take over or obtain control of the Company since the issuance of additional shares of Common Stock could be used to dilute the voting power of or increase the cost of any person seeking to obtain control of the Company. In addition, authorizing additional shares of Common Stock of the Company may have the effect of discouraging a potential purchaser from making a tender offer or otherwise attempting to obtain control of the Company, thus depriving shareholders of advantageous opportunities to sell their shares of Common Stock in the future.

VOTE REQUIRED; RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to approve the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued. The Board of Directors recommends that shareholders vote FOR the approval of the proposed amendment.

                3.  PROPOSAL TO APPROVE THE ENERGEN CORPORATION
                           1997 STOCK INCENTIVE PLAN

     The Board of Directors of the Company believes that the future success of the Company is, in significant part, dependent upon the quality and continuity of the Company's management and that a comprehensive management compensation program is essential in order for the Company to attract and retain individuals of superior ability. The Board of Directors also believes that it is important to increase the financial incentive for management to build future shareholder value, to instill in management a greater proprietary interest in the Company, and to strengthen management motives to remain in the employ of the Company.

     To further this goal, the Board of Directors adopted the 1988 Stock Option Plan at a meeting held November 23, 1988. On January 25, 1989, the shareholders of the Company approved this plan at their annual meeting. Under the 1988 Stock Option Plan, 270,000 shares of the Company's Common Stock were reserved for issuance.

     Because options with respect to all of the shares of Common Stock reserved for issuance under the 1988 Stock Option Plan have been granted, at a meeting held November 25, 1997, the Board of Directors adopted the Energen Corporation 1997 Stock Incentive Plan (the "Stock Plan"). The Board of Directors has directed the submission of the Stock Plan to the shareholders of the Company for their approval.

     The following summary of the principal features of the Stock Plan is qualified in all respects by the specific provisions of the Stock Plan, a copy of which is set forth as Appendix A hereto.

SUMMARY OF STOCK PLAN FEATURES

     The Stock Plan provides for the grant of incentive stock options, non-qualified stock options, or a combination thereof to officers and employees of the Company and its subsidiaries. Directors of the Company who are not officers are not eligible to participate in the Stock Plan. Options granted under the Stock Plan will provide for purchase of the Company's Common Stock at not less than the fair market value thereof on the date the option is granted. 650,000 shares of the Company's Common Stock have been reserved for issuance
under the Stock Plan. As of the date hereof, options to acquire      shares of
Common Stock at $     per share have been granted, subject to approval of the
Stock Plan by the shareholders, under the Stock Plan.

     The Stock Plan is administered by a committee which shall be either the ORC or another committee consisting of not less than two members of the Board of Directors designated by the Board of Directors (the "Plan Committee"). The Stock Plan is presently administered by the ORC. Members of the committee administering the Stock Plan are not eligible to participate in the Stock Plan while serving on such committee.

     The Board of Directors may from time to time suspend or discontinue the Stock Plan or revise or amend it without further shareholder approval. New York Stock Exchange rules, however presently would require shareholder approval to increase the number of shares which may be issued under the Stock Plan, but if such rules were to be amended so as not to require such approval, the Board of Directors would be able to increase the number of shares issuable under the Stock Plan (or adopt a new plan similar to the Stock Plan) without further shareholder action.

  Stock Options

     The Plan Committee will (a) determine and designate from time to time those employees to whom options are to be granted and the number of shares of stock to be optioned to each employee; (b) authorize the granting of incentive stock options, non-qualified stock options, or a combination of incentive stock options and non-qualified stock options; (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall contain a stock appreciation right and/or dividend equivalents. No participant shall be granted options under the Stock Plan to acquire more than 150,000 shares of Common Stock.

     Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. No part of any option may be exercised until the optionee shall have remained in the employ of the Company or of a subsidiary for such period, if any, as the Plan Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. Subject to option period limitations applicable to incentive stock options, the Plan Committee will have authority to extend the option period or accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Stock Plan.

     The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either in cash, or, subject to approval of the Plan Committee, in stock already owned by the optionee having a total fair market value equal to the purchase price, through an election to have the Company withhold from stock to be delivered to the optionee on the exercise of the option shares of stock having a fair market value equal to the purchase price or a combination of such forms of consideration having a total fair market value equal to the purchase price. In addition, the Plan Committee in its discretion may accept such other consideration or combination of other consideration as the Plan Committee shall deem to be appropriate and to have a total fair market value equal to the purchase price.

     If an optionee's employment by the Company or a subsidiary shall terminate because of the optionee's (i) death, (ii) disability, or (iii) retirement in accordance with the terms of the Company's tax-qualified retirement plans, the optionee's options may be exercised on or prior to the applicable expiration dates, but only to the extent that such options were exercisable on the date of such termination. If an optionee's employment by the Company or a subsidiary shall terminate for any reason other than (i) those set forth in the preceding sentence or (ii) for "Cause" (as defined in the Stock Plan), then all unexercised options under the Stock Plan held by the optionee (vested or unvested) shall terminate ninety days following the date of termination of employment, provided the Plan Committee shall have the authority to extend such termination date. The Plan Committee shall have full authority to accelerate (including retroactively) the vesting schedule of all or any part of any option issued under the Stock Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee or his or her heirs or personal representatives may exercise (at such time or times on or prior to the applicable expiration dates as may be specified by the Plan Committee) any part or all of any unvested option under the Stock Plan held by such employee at the date of his or her termination of employment. Upon termination for Cause, all unexercised options held by the employee shall immediately terminate and may not be exercised.

     To the extent that an option includes stock appreciation rights, the optionee may elect to cancel the option and receive cash in an amount equal to the excess, if any, of the fair market value at the time of cancellation of the shares subject to the option over the aggregate exercise price for such shares, or, if mutually agreed by the Plan Committee and the optionee, (i) the issuance or transfer to the optionee of shares of stock with a fair market value equal to any such excess or (ii) a combination of cash and shares of stock with a combined value equal to any such excess.

     An option agreement may provide that upon (i) exercise of a non-qualified stock option, (ii) cancellation of such option in exchange for stock appreciation rights, or (iii) the normal expiration of such option, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation, or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an interest-bearing account. Such additional amount will be paid by cash, or if mutually agreed by the Plan Committee and the optionee, (i) by the issuance of stock having a fair market value equal to any such excess or (ii) a combination of cash and shares of stock having a combined fair market value equal to any such excess.

     With respect to the grant of incentive stock options, the Stock Plan contains certain additional provisions and restrictions consistent with those of the Internal Revenue Code of 1986, as amended (the "Code").

  Restricted Stock

     In addition to providing for stock options and stock appreciation rights, the Stock Plan provides for the grant of restricted stock to employees of the Company. No shares of restricted stock may be sold or pledged until restrictions on such shares have lapsed or have been removed. The Plan Committee shall establish as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions. The Plan Committee may, in its discretion, permit a person granted restricted stock to retain such restricted stock following termination of the person's employment with the Company or its subsidiaries. Finally, in its sole discretion, the Plan Committee may accelerate the time at which any or all restrictions on an award of restricted stock shall lapse, or the Plan Committee may remove any and all such restrictions; however, the Plan Committee may not accelerate the lapse or remove restrictions that require the attainment of a performance measure, except as may be permitted by the exception for "qualified performance-based compensation" under Section 162(m) of the Code described below.

     Upon acceptance by a person of an award of restricted stock, subject to the restrictions noted above, the person shall have all the rights of a shareholder with respect to such shares of restricted stock, including the right to vote such shares of restricted stock and the right to receive all dividends and other distributions paid on such restricted stock. Certificates representing restricted stock shall be held by the Company until the restrictions lapse and shall bear such restrictive legends as the Company shall deem appropriate.

SECTION 162(M) OF THE CODE

     Because stock options and stock appreciation rights granted under the Stock Plan must have an exercise price equal at least to fair market value at the date of grant and because the Stock Plan states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee, compensation from the exercise of stock options and stock appreciation rights should be treated as "qualified performance-based compensation" for Section 162(m) purposes. In addition, the Stock Plan authorizes the Plan Committee to make awards of restricted stock that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "qualified performance-based compensation," the Plan committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. The Plan Committee may select from the following performance measures for such purpose:
(i) return on shareholders' equity of the Company, (ii) return on assets of the Company, (iii) net income of the Company, (iv) earnings per common share of the Company, (v) total shareholder return of the Company, (vi) oil and/or gas reserve additions, (vii) utility customer number, volume and/or revenue growth and (viii) such other criteria as may be established by the Plan Committee in writing and which meets the requirements for "qualified performance-based compensation" under Section 162(m). The performance conditions will be stated in the form of an objective nondiscretionary formula, and the Plan Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

WITHHOLDING FOR PAYMENT OF TAXES

     The Stock Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable federal, state or local law. The Stock Plan permits a participant to satisfy such requirement, with the approval of the Plan Committee and subject to the terms of the Stock Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

CHANGES IN CAPITALIZATION AND SIMILAR CHANGES

     In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split or similar recapitalization, the aggregate number of shares of Common Stock with respect to which awards may be made under the Stock Plan, and the terms, types of shares and number of shares of any outstanding awards under the Stock Plan will be equitably adjusted.

CHANGE IN CONTROL

     The Stock Plan provides that in the event of a change in control of the Company, all options will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding awards of restricted stock will become immediately vested, and any applicable restrictions on restricted stock shall immediately lapse, as of the date of the change in control.

FEDERAL INCOME TAX TREATMENT

  Incentive Stock Options

     Incentive stock options ("ISOs") granted under the Stock Plan will be subject to the applicable provisions of the Code, including Section 422 of the Code. If shares of Common Stock are issued to an optionee upon the exercise to an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxable to the optionee, for federal income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss if the optionee has held the stock acquired pursuant to such exercise for more than eighteen months, and as a mid-term capital gain if the optionee has held the stock for less than eighteen months but more than one year, and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the "bargain purchase element") and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

  Nonqualified Stock Options

     With respect to nonqualified stock options ("NQSOs") granted to optionees under the Stock Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, such amount is treated as compensation and is subject to income and wage tax withholding, and the Company receives a tax deduction for the same amount, and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term, mid-term or long-term capital gain or loss depending on whether the shares have been held for less than one year, more than one year but not more than eighteen months or more than eighteen months, respectively.

  Restricted Stock

     Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares at that time. Recipients are not permitted by the Stock Plan to make an election under Section 83(b) of the Code to be treated as having ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

STOCK PLAN BENEFITS

     On November 25, 1997, the Board of Directors granted option to purchase the
following number of shares of Common Stock at $       per share to the following
persons and groups: Mr. Lysinger,        shares; Mr. Warren,        shares; Mr.
Ketcham,        shares; Mr. Youngblood,        shares; Mr. McManus,
shares; Mr. Reynolds,        shares; all executive officers as a group ((  )
persons),        shares; all current directors who are not executive officers, 0 shares; and each nominee for director, 0 shares.

VOTE REQUIRED; RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock casting votes for or against approval of the Stock Plan is necessary to approve the Stock Plan. The Board of Directors recommends that shareholders vote FOR the approval of the Stock Plan.

    4.  PROPOSAL TO APPROVE CERTAIN COMMON STOCK ISSUANCES UNDER THE ENERGEN
                  CORPORATION 1997 DEFERRED COMPENSATION PLAN

     As described under Proposal 3 above, the Board of Directors of the Company believes that the future success of the Company is, in significant part, dependent upon the quality and continuity of the Company's management and that a comprehensive management compensation program is essential in order for the Company to attract and retain individuals with superior ability.

     Toward that end, on April 25, 1997, the Board of Directors of the Company adopted, and on November 25, 1997 amended, the Energen Corporation 1997 Deferred Compensation Plan (the "Deferred Compensation Plan").

     The following discussion of the Deferred Compensation Plan is qualified in all respects by the specific provisions of the Deferred Compensation Plan, a copy of which is set forth as Appendix B hereto.

SUMMARY OF DEFERRED COMPENSATION PLAN FEATURES

     The purpose of the Deferred Compensation Plan is to assist the Company and its affiliated companies in retaining directors and officers, encouraging their long-term commitment to the Company's success, and attracting new directors and officers by offering them an opportunity to defer compensation and participate in the success of the Company and its affiliated companies, and allowing them to share in increases in the value of the Company.

     The Deferred Compensation Plan is not limited as to the amount of compensation which the participants in the Deferred Compensation Plan may elect to defer under it, or the value of the compensation which may ultimately become payable under the Deferred Compensation Plan. The Company has filed a registration statement under the Securities Act of 1933 providing initially for the deferral of up to $5,000,000 of compensation under the Deferred Compensation Plan. The expenses of administering the Deferred Compensation Plan are to be borne by the Company.

     The Deferred Compensation Plan is administered by the Board of Directors of the Company, which has the power to administer and interpret the Deferred Compensation Plan and to adopt rules and regulations concerning the Deferred Compensation Plan. The Board of Directors may also delegate authority with respect to administration of the Deferred Compensation Plan to the ORC or to such other committee or persons as the Board of Directors deems appropriate for administration of the Deferred Compensation Plan. The Board of Directors' or its delegee's interpretation and construction of the Deferred Compensation Plan is conclusive and binding on the Company and the Deferred Compensation Plan's participants.

     Although the Deferred Compensation Plan has no fixed duration, the Board of Directors of the Company may amend or terminate the Deferred Compensation Plan at any time, except that no amendment or termination shall adversely affect a participant's rights to deferred compensation credited to the participant's accountants as of the date of such amendment or termination.

     Each director and each officer of a "Participating Employer" is eligible to participate in the Defined Compensation Plan. In addition, the ORC may designate other management level or highly compensated employees of Participating Employers as eligible to participate in the Deferred Compensation Plan. For purposes of the Deferred Compensation Plan, "Participating Employers" include generally the Company and its wholly-owned subsidiaries determined to be eligible by the Company to participate in the Deferred Compensation Plan. An individual eligible to participate in the Deferred Compensation Plan and who elects to participate in the Deferred Compensation Plan is referred to as a "Participant." The ORC (or the board of directors of the Participating Employer if the affected Participant is a director of such Participating Employer) may in its discretion determine that a Participant will no longer be eligible to participate in the Deferred Compensation Plan, in which event future deferrals of compensation under the Deferred Compensation Plan will terminate until the Participant is again determined to be eligible to participate in the Deferred Compensation Plan and so elects to participate.

     A Participant may elect to defer part or all of any one or more of the following items of compensation to the extent such item of compensation is applicable to the participant: (a) base salary; (b) annual incentive compensation plan awards; (c) shares to be issued under the Restricted Stock Incentive Plan; (d) shares to be issued under the 1988 Stock Option Plan; (e) awards to be received under the 1992 Long-Range Performance Share Plan awards;
(f) director fees; (g) annual and/or elective grants under the Directors Stock Plan; and (h) awards or shares to be received under the Stock Plan.

     All deferral elections other than elections to terminate a prior deferral election are subject to approval and acceptance by the Company at its discretion. At the time a Participant makes an initial deferral election, the

Participant must specify which one or more distributable events the Participant desires to have trigger distribution. Once made, the distributable event election cannot be changed. The Deferred Compensation Plan does provide the Company with the authority to allow a Participant to make a new distributable event election with respect to items of compensation deferrable subsequent to the new distributable event election. Such change, however, would not be applicable to previously deferred compensation.

     Distribution of a Participant's benefit will commence on the first day of the second calendar month immediately following the calendar month in which the applicable distributable event occurs. A participant may elect to have the distribution made in a lump sum, in installments (over not more than 10 years), or in such other manner as may be specified by the participant and accepted by the Company. The payment option may be changed from time-to-time by the Participant so long as the change is made prior to the calendar year in which a distributable event occurs.

     Amounts deferred by a Participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a Participant, a Company stock account or an investment account. The value of a Participant's Company stock account is intended to track the performance of the Company Common Stock, including reinvestment of dividends. At distribution, the Company stock account will be distributed in the form of shares of Company Common Stock and/or cash in the discretion of the Company. In the event of a change of control, the Company stock account transfers to the investment account. Participants age 58 and older may, subject to the Company's approval, request transfers from their Company stock accounts to their investment accounts.

     Amounts deferred under the Deferred Compensation Plan from the Restricted Stock Incentive Plan the 1988 Stock Option Plan, the 1992 Long-Range Performance Share Plan, the Directors Stock Plan, and the Stock Plan (collectively, the "Stock Based Plans") will be credited to the participant's Company stock account. In addition to compensation deferred by a Participant, the Deferred Compensation Plan allows the Board of Directors to credit a Participant's Company stock account with additional amounts referred to as "Discretionary Amounts" under the Deferred Compensation Plan. By standing resolution, the Board of Directors has authorized certain Discretionary Amount contributions intended to provide, with respect to deferred compensation, a Company match and ESOP contribution comparable to that available under the Company's 401(k) Plan but without regard to the compensation limitations applicable to the 401(k) Plan.

     At present, the foregoing are the only amounts permitted to be deferred by a Participant into the Company stock account. Amounts deferred which are not credited to the Company stock account will be credited to the Participant's investment account. The Company may permit a Participant to request allocation of the Participant's investment account among certain investment options for performance measurement purposes. These investment options currently include a selection of Frank Russell Trust Company mutual funds. A Participant may make the allocation request or a reallocation request at any time, but all such requests are subject to approval and acceptance by the Company. Amounts credited to the investment account which are not allocated by the Participant to an investment option are credited with interest at the prime rate of AmSouth Bank of Alabama.

     A Participant's Company stock account and investment account are only bookkeeping accounts. While the Deferred Compensation Plan is completely unfunded and the Participants' accounts thereunder are unsecured claims against the appropriate Participating Employer (which claims are guaranteed by the Company in the case of the Company's subsidiaries), the Company has established a "rabbi" trust with Frank Russell Trust Company, as trustee, and plans to fund the trust in a manner that generally tracks the Company stock account and investment account allocations made by Participants in the Deferred Compensation Plan. There is no requirement, however, that the trust be so funded or invested by the Company. Although the Company intends for the trust assets to be used for the payment of benefits under the Deferred Compensation Plan to the Participants, the trust assets are subject to claims of creditors of the Company. The Deferred Compensation Plan also provides that upon a "Change of Control" of the Company (as defined in the Deferred Compensation Plan) the trust will be funded in an amount equal to the aggregate value of the Participant accounts as of the time of the Change of Control.

     One of the purposes of the Company in establishing the trust is to allow the Company to create investment pools that generally match the performance of the amounts allocated under the Deferred Compensation Plan to the Company stock account and the investment account and to have shares of Company Common Stock and cash available to distribute to Participants from the trust upon the occurrence of distributable events in amounts approximately equal to the aggregate amounts of shares of Company Common Stock credited to the Company stock accounts and cash credited to the investment account under the Deferred Compensation Plan. Because, under the rules of the New York Stock Exchange, the Company may not list and issue shares to its directors and officers under employee plans which are not broadly-based unless such plans have been approved by the shareholders of the Company, the Company presently limits the amounts which may be credited to Participants' Company stock accounts under the Deferred Compensation Plan to Discretionary Amounts and awards and grants payable under the Stock Based Plans for which shareholder approval of the issuance of stock to directors and officers has been previously obtained. To the extent that amounts deferred under a Stock Based Plan would have been paid in Common Stock, the Company can use such Common Stock to fund the trust. Shares of Common Stock held in the trust are enrolled in the Company's dividend reinvestment and direct stock purchase plan, which is available to all shareholders of the Company, and dividends on shares credited in the Company stock accounts are invested in shares of Common Stock issued under that Plan.

     Amounts deferred by Participants under the Deferred Compensation Plan from compensation not paid under Stock Based Plan, principally salary, bonus payments under the Annual Incentive Compensation Plan of the Company and Director's fees (collectively "Cash Compensation"), are not presently permitted to be deferred by a Participant into the Company stock account. The Company desires to permit Participants to defer Cash Compensation into the Company stock account if they so elect, but prior to allowing such deferrals, the Company desires to be in a position to fund the trust with Common Stock in an amount equal to the amount of Cash Compensation deferred into the Company stock accounts. In addition, the Company desires to be able to fund the trust with Common Stock with respect to Discretionary Amounts, as well as to have greater flexibility with respect to funding for amounts deferred under the Stock Based Plans and amounts credited to a Participant's Company stock account with respect to dividends paid on Common Stock.

     Accordingly, the Company is seeking approval by the shareholders of the Company for the issuance under the Deferred Compensation Plan of up to 250,000 shares of Company Common Stock, which shares will be in addition to shares of Company Common Stock which may be issued to the trust in connection with the Deferred Compensation Plan pursuant to deferrals by Participants of shares otherwise issuable to such Participants under other Stock Based Plans. As a result, if the shareholders of the Company approve the proposal relating to the Deferred Compensation Plan, and the Company fully funds the trust as described above with respect to all deferrals under the Deferred Compensation Plan into the Company stock accounts, the Company will be able to, but will not be required to, fund all distributions to Participants from Company stock accounts with shares of Common Stock. IF THIS PROPOSAL IS NOT APPROVED BY THE SHAREHOLDERS, THE DEFERRED COMPENSATION PLAN WILL CONTINUE IN EFFECT, BUT THE COMPANY WILL NOT BE ABLE TO FUND THE TRUST WITH COMPANY COMMON STOCK FOR ANY AMOUNTS DEFERRED WITH RESPECT TO CASH COMPENSATION WHICH THE COMPANY MAY SUBSEQUENTLY PERMIT TO BE DEFERRED INTO THE COMPANY STOCK ACCOUNT OR FOR ANY DISCRETIONARY AMOUNTS CONTRIBUTED TO THE DEFERRED COMPENSATION PLAN.

     The Deferred Compensation Plan is subject to the disclosure requirements relating to unfunded deferred compensation plans of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

DEFERRED COMPENSATION PLAN BENEFITS

     The following participants and groups had the following respective account balances under the Deferred Compensation Plan at September 30, 1997:

                                                             DOLLAR VALUE       COMPANY
                                                                  OF             STOCK
                                                             INVESTMENTS      ACCOUNT --
                                                               ACCOUNT         NUMBER OF
NAME AND POSITION                                                ($)            SHARES
-----------------                                            ------------   ---------------
Rex J. Lysinger............................................    $      0               0
  Chairman of the Board and (through January, 1997) Chief
  Executive Officer
Wm. Michael Warren, Jr.....................................    $                  1,340
  President and (from February, 1997) Chief Executive
  Officer
G.C. Ketcham...............................................    $                    891
  Executive Vice President, Chief Financial Officer and
  Treasurer
Gary C. Youngblood.........................................    $      0               0
  President and Chief Operating Officer of Alabama Gas
  Corporation
James T. McManus...........................................    $      0           1,313
  President and Chief Operating Officer of Taurus
  Exploration, Inc.
Dudley C. Reynolds.........................................    $      0             805
  General Counsel and Secretary
Executive Group............................................    $                  7,464
Non-Executive Director Group...............................    $      0              30
Non-Executive Officer Employee Group.......................    $                     20

REQUIRED VOTE; RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock casting votes for or against approval of certain issuances of Common Stock under the Deferred Compensation Plan is necessary to approve this proposal. The Board of Directors recommends that shareholders vote FOR the approval of this proposal.

                SUMMARY OF SECURITY OWNERSHIP OF MANAGEMENT AND
                   EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANTS

     The following table shows the shares of Common Stock of the Company ("Common Stock") beneficially owned by each director or nominee for director, by each executive officer of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) as a group and by participants in the Energen Corporation Employee Savings Plan as a group, as of December 10, 1997. Except as noted below, each such individual has sole voting power and sole investment power with respect to such shares.

                     NAME OF INDIVIDUAL                       NUMBER OF    PERCENT
                    OR PERSONS IN GROUP                       SHARES(1)    OF CLASS
                    -------------------                       ---------    --------
Stephen D. Ban..............................................                  *
Julian W. Banton............................................       500        *
R.D. Cash...................................................                  *
J. Mason Davis, Jr..........................................                  *
James S. M. French..........................................                  *
Wallace L. Luthy............................................                  *
Rex J. Lysinger.............................................                  *
Geoffrey C. Ketcham.........................................                  *
James T. McManus............................................                  *
Judy M. Merritt.............................................                  *
Drayton Nabers, Jr..........................................                  *
Dudley C. Reynolds..........................................                  *
George S. Shirley...........................................                  *
Wm. Michael Warren, Jr......................................                  *
Gary C. Youngblood..........................................                  *
All directors and executive officers (18 persons)...........
Energen Corporation Employee Savings Plan(2)................

------------

  * Less than one percent.
(1) The shares of Common Stock shown above include shares owned by wives and children of directors as to which shares the directors disclaim any interest. Dunn Investment Company, of which Mr. French is President, Chief Executive Officer and a director, owns 60,000 shares of Common Stock, which shares are not included in the totals noted above. The shares of Common Stock shown above for Messrs. Lysinger, Warren, Ketcham, Youngblood, McManus, Reynolds and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan and the Restricted Stock Incentive Plan, described in the Executive Compensation section, but do not include any units credited to their respective Company stock accounts under the Deferred Compensation Plan. Messrs. Lysinger, Warren, Ketcham, Youngblood, McManus, Reynolds and all executive officers as a group hold presently exercisable options to
    acquire                          shares of Common Stock, respectively, which
    amounts are included in the above table.
(2) The Energen Corporation Employee Savings Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Vanguard Group, Inc. serves as trustee for the Plan and must vote the shares held by the plan in accordance with individual participant instructions. Both current and retired employees of the Company are participants in the Plan.

     Except for the Company's Employee Savings Plan, the Company is not aware of any person or group which beneficially owns more than 5% of the Company's Common Stock.

                       1997 COMPENSATION COMMITTEE REPORT

     The Officers Review Committee ("ORC") of the Board of Directors is comprised entirely of outside Directors. The ORC is responsible for overseeing and administering the Company's executive compensation program.

COMPENSATION POLICY

     The executive compensation program of the Company is reviewed annually by the ORC and is designed to serve the interests of the Company and its shareholders by aligning executive compensation with shareholder objectives and to encourage and reward management initiatives that will benefit the Company itself, its shareholders, its customers, and its employees over the long term. Specifically, the executive compensation program seeks to:

          (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

          (ii) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate for individual contributions to superior corporate performance as measured by specific objectives compared against a peer group; and

          (iii) directly align the interests of executives with the long-term interests of stockholders through compensation opportunities in the form of integrated short- and long-term incentive plans the payouts of which are predominantly in the form of Common Stock.

     These objectives are met through a program comprised of salary, annual cash incentive awards, and long-term stock and performance share opportunities which are dependent on meeting or exceeding carefully defined corporate, subsidiary and individual objectives.

     SALARY. As a matter of policy, the ORC administers annual salary levels relative to the competitive marketplace as determined through the use of available compensation surveys. Each year the ORC reviews the issue of competitive pay and adjusts salary structures accordingly with the midpoint of each pay range approximating the average of the market. The ORC then considers salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect consideration of the performance of each executive over the prior compensation period, recognition of individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive's placement in the salary range.

     ANNUAL INCENTIVES. Executives are eligible each year for cash incentive awards based upon attaining financial and non-financial objectives relative to pre-established performance targets. Incentive awards, if made, are based upon the successful attainment of objective corporate performance criteria (expressed in terms of such criteria as return on equity, net income, market yield, customer service, productivity, finding costs and reserve additions) and, where appropriate, subsidiary performance, as well as defined individual performance criteria. Assuming corporate, subsidiary and individual objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year.

     LONG-TERM INCENTIVE COMPENSATION. Currently the Company has in place a Performance Share Plan and the 1988 Stock Option Plan. By its terms, the Company's Restricted Stock Incentive Plan terminated on January 31, 1994, subject to outstanding award agreements, the remaining restrictions with respect to which lapsed during 1997. The Performance Share Plan and Stock Option Plan may be used separately or in combination with one another at the discretion of the ORC. As a matter of policy, however, the ORC has been using the Performance Share Plan as the primary vehicle to deliver long-term incentives. However, if the shareholders approve the 1997 Stock Incentive Plan, the ORC will begin supplementing the Performance Share Plan with the 1997 Stock Incentive Plan to deliver long-term incentives. The purpose of all these plans is to provide executives and key employees an opportunity to participate in the long-term economic growth and performance of the Company.

     1992 LONG-RANGE PERFORMANCE SHARE PLAN. An award of Performance Shares entitles a participant to be paid the equivalent in value of one share of Common Stock for each Performance Share awarded to a participant if the ORC has determined that all conditions of payment, which are known as performance condition guidelines, have been satisfied at the end of the four-year period that commences on the first day of the fiscal year in which an award is granted (the "Award Period") or, under certain circumstances, at the end of a one, two, or three-year period within the Award Period (the "Interim Period"). The ORC may, in its discretion, alter or amend performance condition guidelines prior to granting any new awards and may pay a participant in cash or a combination of cash and shares of Common Stock.

     According to the performance condition guidelines that have been adopted by the ORC and are currently in effect under the plan, payment of an award will be based on the Company's percentile ranking among a comparison group of forty companies as measured for the applicable Award or Interim Period. For award periods ending on or prior to September 30, 1997, the payout percentage for one-half of the award was based on the Company's percentile ranking with respect to total shareholder return, which is based on dividends paid and changes in the market price of a company's common stock over a period of time. The payout percentage for the other one-half of such awards was based on the Company's percentile ranking with respect to Average ROE, which is based on a company's average annual reported income or loss before extraordinary items over average shareholders' equity. Subject to the discretion of the ORC to adjust for extenuating circumstances, the payout percentage measured separately for each one-half of the award will be 100% if the Company ranks at or above the 75th percentile, 50% at the 50th percentile and 0% below the 50th percentile with interpolation between the 50th and 75th percentiles. For award periods ending after September 30, 1997, all of the award payout will be based on the Company's percentile ranking with respect to total shareholder return.

     1988 STOCK OPTION PLAN. The 1988 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights and dividend equivalents or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights ("SARs"), then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will in addition to the shares of Common Stock purchased upon exercise receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank of Alabama in effect on the first day of the respective quarter.

     1997 STOCK INCENTIVE PLAN. Because options have been granted with respect to all shares of Common Stock reserved for issuance under the 1988 Stock Option Plan, at a meeting held November 25, 1997, the Board of Directors adopted the Energen Corporation 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan provides for the grant of incentive stock options and non-qualified stock options with stock appreciation rights and dividend equivalents, and for the grant of restricted stock or a combination thereof to officers and key employees all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event the Company's obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of Common Stock subject to such cancellation over the option exercise price for such shares. If the exercised option includes dividend equivalents, the optionee will in addition to the shares of Common Stock purchased upon exercise receive additional consideration in an amount equal to the amount of cash dividends which would have been paid on such shares had they been issued and outstanding during the period commencing with the option grant date and ending on the option exercise date, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest compounded quarterly at the announced prime rate of AmSouth Bank of Alabama in effect on the first day of the respective quarter.

OPERATING SUMMARY

     As demonstrated in each of the plan descriptions provided, compensation in all its forms is linked directly to objective performance criteria of both the Company, subsidiaries where applicable, and the individual executive's performance. By doing so, the ORC has created an environment which encourages long-term decisions which will benefit the Company, its shareholders, customers, and employees and at the same time allow those executives, managers, and other key employees within the Company to share in the success of those decisions and actions.

ISSUES INFLUENCING COMPENSATION DECISIONS DURING THE REPORTING YEAR (OCTOBER 1, 1996 TO SEPTEMBER 30, 1997)

     Energen completed another successful year October 1, 1996 through September 30, 1997. Earnings of $29 million were achieved from current year operations equal to $2.31 per share, reflecting an 18.5% growth rate over the prior fiscal year earnings of $1.95 per share. Energen was able to increase its cash dividend 3.4% to $1.20 and had a total shareholder return of 54%. These successes were made possible by similar successes in major corporate subsidiaries. In spite of its successful year, Energen's actual ROE performance against a comparison group of peer companies was below the 50th percentile for the year. This peer group comparison, in large part, reflects the effect of the successful efforts accounting method in a year when the Company's oil and gas subsidiary has increased its exploration activities, and the majority of those companies in the peer group engaged in oil and gas activities utilize the full cost accounting method. The ORC considered these and other factors in funding the incentive program, adjusting salaries, and approving payouts under the Long-Range Performance Share Plan. Specifically, the ORC considered Energen's total shareholder return and earnings results for the fiscal year and evaluated the Company's return on equity performance against the peer group using comparable accounting methods.

     As noted elsewhere in the proxy statement, Rex J. Lysinger resigned as CEO of Energen in February, 1997 and will resign as Chairman of the Board effective January 1, 1998. Wm. Michael Warren, Jr. was elected CEO in February, 1997 and will become Chairman of the Board effective January 1, 1998. With respect to Mr. Lysinger, base salary was adjusted to $378,750 reflecting both market competitive salary levels and actual individual performance during the 1996-1997 performance year. An incentive award payable $228,000 in cash was earned for the 1996-97 reporting year reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. With respect to Mr. Warren, base salary was adjusted to $335,000 effective March 1, 1997, which base salary will remain in effect for a period of thirty-two months. In evaluating overall compensation philosophy for the CEO position, the ORC determined to tie more of the CEO's compensation to the Company's stock performance through the award of stock options and performance share awards. Mr. Warren's incentive award of $180,000 payable in cash was earned for the 1996-97 reporting year, reflecting the performance of the Company, its subsidiaries, and the incumbent himself in achieving the financial and business results of the Company. Performance share awards were made based on a percentage of salary with the applicable percentage being a function of an executive's position with the Company. Actual payout is dependent on obtaining performance levels in accordance with previously described guidelines.

     The Officers Review Committee: George S. Shirley, Chairman
                                    Stephen D. Ban
                                    Wallace L. Luthy
                                    Drayton Nabers, Jr.

EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid in fiscal year 1997 and the two prior fiscal years to each person serving as Chief Executive Officer of the Company during any part of the fiscal year, and the Company's four other most highly compensated executive officers:

                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                                 --------------------------------------   -------------------------   ---------
                                                                          RESTRICTED                  LONG-TERM
      NAME AND                               INCENTIVE        OTHER         STOCK         STOCK       INCENTIVE    ALL OTHER
      PRINCIPAL                   SALARY    COMPENSATION      ANNUAL       AWARD(S)    OPTIONS/SARS    PAYOUTS    COMPENSATION
      POSITION          YEAR       ($)          ($)        COMPENSATION      ($)           (#)           ($)         ($)(1)
---------------------  -------   --------   ------------   ------------   ----------   ------------   ---------   ------------
         (A)             (B)       (C)          (D)            (E)           (F)           (G)         (H)(*)         (I)
---------------------  -------   --------     --------       --------      --------       ------      --------      -------
Lysinger, Rex J. -- Chairman and (through January, 1997) Chief Executive Officer
                       9/30/97   $378,750                                                                           $18,435
                       9/30/96   $363,083     $ 90,000                                                $263,520      $12,441
                       9/30/95   $343,394     $150,000                                     7,000      $186,073      $12,934
Warren, Jr., Wm. Michael -- President and (from February, 1997) Chief Executive Officer
                       9/30/97   $316,833                                                 28,000                    $14,793
                       9/30/96   $283,250     $ 63,000                                                $152,280      $ 9,248
                       9/30/95   $264,273     $110,000                                     3,000      $111,219      $ 9,870
Ketcham, Geoffrey C. -- Executive Vice President, Chief Financial Officer and Treasurer
                       9/30/97   $191,817                                                                           $11,556
                       9/30/96   $185,416     $ 40,000                                                $ 91,800      $ 9,283
                       9/30/95   $179,099     $ 85,700                                                $ 68,108      $ 9,339
Youngblood, Gary C. -- President and Chief Operating Officer of Alabama Gas Corporation
                       9/30/97   $166,667                                                                           $10,385
                       9/30/96   $152,000     $ 32,000                                                $ 47,520      $ 9,795
                       9/30/95   $138,231     $ 54,200                                                $ 35,989      $ 8,905
McManus, James T. -- President and Chief Operating Officer of Taurus Exploration, Inc.
                       9/30/97   $152,416                                                 25,000                    $ 9,053
                       9/30/96   $127,000     $ 32,000                                                $ 44,388      $ 7,609
                       9/30/95   $108,417     $ 41,100                                                $ 32,385      $ 6,505
Reynolds, Dudley C. -- General Counsel and Secretary
                       9/30/97   $157,500                                                                           $ 9,270
                       9/30/96   $150,833     $ 32,000                                                $ 51,840      $ 9,039
                       9/30/95   $137,933     $ 48,900                                                $ 38,046      $ 7,211

NOTES TO TABLE 1

(1) The amounts shown represent contributions made by the Company to its defined contribution plans on behalf of each executive officer.

                                    TABLE 2
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                           NUMBER OF        PERCENT OF
                           SECURITIES     TOTAL OPTIONS/
                           UNDERLYING          SARS          EXERCISE
                            OPTIONS/        GRANTED TO          OF                           GRANT DATE
                          SARS GRANTED     EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT VALUE
         NAME                 (#)          FISCAL YEAR        ($/SH)          DATE             ($)(1)
         (A)                  (B)              (C)              (D)           (E)               (F)
----------------------    ------------    --------------    -----------    ----------    ------------------
Lysinger                          0
Warren                        6,000             11%           $30.00         11/1/97          $30,900
                              9,000             17%           $30.00         11/1/98          $46,350
                             13,000             25%           $30.00         11/1/99          $69,950
Ketcham                           0
Youngblood                        0
McManus                       5,000              9%           $30.00         11/1/97          $25,750
                              8,000             15%           $30.00         11/1/98          $41,200
                             12,000             23%           $30.00         11/1/99          $61,800
Reynolds                          0

NOTES TO TABLE 2

(1) Reflects a valuation of $5.15 per share using the Black-Scholes valuation method. For purposes of this valuation, the following assumptions were used:
    [to be inserted].

                                    TABLE 3
              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED             IN-THE-MONEY
                           SHARES                         OPTIONS/SARS AT FY-END        OPTIONS/SARS AT FY-END
                          ACQUIRED                                  (#)                         (#)(2)
                         ON EXERCISE   VALUE REALIZED   ---------------------------   ---------------------------
          NAME               (#)           ($)(1)                   (D)                           (E)
  ---------------------  -----------   --------------   ---------------------------   ---------------------------
           (A)               (B)            (C)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  ---------------------  -----------   --------------   -----------   -------------   -----------   -------------
  Lysinger                     --              --          51,958             0        $877,574       $      0
  Warren                       --              --          29,048        28,000        $491,297       $155,750
  Ketcham                      --              --           2,950             0        $ 55,497       $      0
  Youngblood                   --              --           1,850             0        $ 34,803       $      0
  McManus                                                   8,600        25,000        $151,225       $139,063
  Reynolds                     --              --           1,250             0        $ 23,516       $      0

NOTES TO TABLE 3

(1) Market value of underlying securities at time of exercise minus the exercise price.
(2) Market value of underlying securities at year-end market price (September 30, 1997) of $35 9/16 per share minus the exercise price.

                                    TABLE 4
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER
                         NUMBER OF SHARES,        OR OTHER          NON-STOCK PRICE-BASED PLANS
                             UNITS OR           PERIOD UNTIL      -------------------------------
                           OTHER RIGHTS        MATURATION OR      THRESHOLD    TARGET    MAXIMUM
         NAME                   (#)                PAYOUT         ($ OR #)    ($ OR #)   ($ OR #)
-----------------------  -----------------   ------------------   ---------   --------   --------
          (A)                   (B)                 (C)              (D)        (E)        (F)
-----------------------  -----------------   ------------------   ---------   --------   --------
Lysinger                      11,880         10/1/96 to 9/30/00     5,940       N/A       11,880
Warren                        10,470         10/1/96 to 9/30/00     5,235       N/A       10,470
Ketcham                        3,960         10/1/96 to 9/30/00     1,980       N/A        3,960
Youngblood                     3,000         10/1/96 to 9/30/00     1,500       N/A        3,000
McManus                        2,710         10/1/96 to 9/30/00     1,355       N/A        2,710
Reynolds                       3,000         10/1/96 to 9/30/00     1,500       N/A        3,000

     The 1992 Long-Range Performance Share Plan is described more fully under the caption "1997 Compensation Committee Report -- 1992 Long-Range Performance Share Plan" of the Proxy Statement above.

RETIREMENT INCOME PLAN

     Officers of the Company are covered by the Energen Corporation Retirement Income Plan, a defined benefit plan covering substantially all employees of the Company. The amount of contributions made by the Company to the plan is not reflected in the Compensation Table, since the amount of the contribution with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the plan.

     Benefits under the plan are based on years of service at retirement and on "Final Earnings," the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (This compensation consists only of base salary and excludes remuneration in the form of contributions to other benefit plans or any other form of compensation such as any compensation received under the Annual Incentive Compensation Plan or Restricted Stock Incentive Plan.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Benefits payable to an employee under the plan are subject to limits imposed by Section 415 of the Internal Revenue Code. As of September 30, 1997, no employees of the Company would have been entitled to payments for benefits in excess of the Section 415 limits.

     The Company has entered into retirement supplement agreements ("Supplemental Agreements") with certain officers. Generally, each such agreement provides that the employee will receive, upon normal retirement (which under the Supplemental Agreement is defined as retirement on the first day of any month following attainment of age 60), a supplemental retirement benefit equal to the difference between 60% of the employee's compensation determined as of the employee's normal retirement date and the employee's normal retirement benefit (including social security benefit). For purposes of the Supplemental Agreements compensation is determined based on a formula taking into account the average of the highest 36 months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the five full fiscal years preceding the earlier of retirement or the officer's 61st birthday.

     The following table presents estimated annual benefits payable from both the plan and the Supplemental Agreements upon normal or delayed retirement to persons in specified compensation and years-of-service classifications. The amounts shown are subject to deduction for applicable Social Security benefits at age 62.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                     ----------------------------------------------------------
           COMPENSATION                 15        20        25        30        35        40
           ------------                 --        --        --        --        --        --
$125,000...........................   $77,625  $103,500  $103,500  $103,500  $103,500  $103,500
$150,000...........................   $93,150  $124,200  $124,200  $124,200  $124,200  $124,200
$175,000...........................  $108,675  $144,900  $144,900  $144,900  $144,900  $144,900
$200,000...........................  $124,200  $165,600  $165,600  $165,600  $165,600  $165,600
$225,000...........................  $139,725  $186,300  $186,300  $186,300  $186,300  $186,300
$250,000...........................  $155,250  $207,000  $207,000  $207,000  $207,000  $207,000
$300,000...........................  $186,300  $248,400  $248,400  $248,400  $248,400  $248,400
$400,000...........................  $248,400  $331,200  $331,200  $331,200  $331,200  $331,200
$450,000...........................  $279,450  $372,600  $372,600  $372,600  $372,600  $372,600
$500,000...........................  $310,500  $414,000  $414,000  $414,000  $414,000  $414,000

     The amount of base compensation and the years of service credited under the plan for individuals shown in the Compensation Table are as follows: Mr. Lysinger, $378,750, 22 years; Mr. Warren, $316,833, 14 years; Mr. Ketcham, $191,817, 16 years; Mr. Youngblood $166,667, 28 years; Mr. McManus $152,416, 12 years and Mr. Reynolds $157,500, 17 years.

SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into severance compensation agreements with Messrs. Lysinger, Warren, Ketcham, Youngblood, McManus and Reynolds, as well as seven other officers not named in the Summary Compensation Table. Generally, each such agreement provides that if, within thirty-six months following a change-in-control of the Company, the employee's employment is terminated in a qualified termination, then the Company shall make a lump sum payment to the employee equal to a percentage of the employee's annual base salary in effect immediately prior to the change-in-control, plus that percentage of the employee's highest additional cash compensation for the three fiscal years immediately prior to the fiscal year during which the change-in-control occurs. For purposes of establishing the applicable percentage of an employee's annual salary and additional cash compensation, the Company has established a three-tier structure in which tier-one employees receive 250% of such compensation, tier-two employees receive 200% of such compensation and tier-three employees receive 150% of such compensation. For purposes of severance compensation calculations, Messrs. Lysinger, Warren and Ketcham are considered tier-one employees, Messrs. Youngblood, McManus and Reynolds are considered tier-two employees and the remainder of the employees with whom the Company has entered into severance compensation agreements are considered either tier-two or tier-three employees. The agreements also provide for the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment. For purposes of the agreements, (i) the term "qualified termination" means a termination during a window period other than for cause, death or disability and a termination other than during a window period by the Company other than for cause, by the employee for good reason or by written agreement to such effect between the employee and the Company, (ii) the term "window period" means the thirty-day period immediately following the first anniversary of a change-in-control, (iii) the term "cause" generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iv) the term "good reason" generally means a reduction in the position, duties, responsibilities, status or benefits of the employee's job.

                              PERFORMANCE GRAPH(1)

                 ENERGEN CORPORATION -- COMPARISON OF FIVE-YEAR
                         CUMULATIVE SHAREHOLDER RETURNS

     MEASUREMENT PERIOD                          ENERGEN      PEER GROUP #1   PEER GROUP #2
   (FISCAL YEAR COVERED)      S&P 500 INDEX    CORPORATION       INDEX(2)        INDEX(3)
1992                                     100             100             100             100
1993                                     113             143             127             127
1994                                     117             137             107             107
1995                                     152             140             121             121
1996                                     183             162             154             154
1997                                     257             249             181             181

NOTES TO PERFORMANCE GRAPH

(1) Total shareholder return includes reinvested dividends.
(2) Peer Group #1 Index includes the following 36 companies: AGL Resources, Inc. (Atlanta Gas Light Company), ATMOS Energy Corporation, Bay State Gas Company, Cascade Natural Gas Corp., Colonial Gas Company, Connecticut Energy Corporation, Consolidated Natural Gas, CTG Resources Inc. (Connecticut Natural Gas Corp.), Eastern Enterprises, Equitable Resources, Inc., Indiana Energy, Inc., K N Energy, Inc., Keyspan Energy Corp. (Brooklyn Union Gas), Laclede Gas Company, MCN Energy Group (MCN Corporation), National Fuel Gas Corporation, New Jersey Resources Corp., NICOR Inc., North Carolina Natural Gas Corporation, Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Pacific Enterprises, Pennsylvania Enterprises, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Providence Energy Corporation, Public Service Company of North Carolina, Incorporated, Questar Corporation, SEMCO Energy Inc. (Southeastern Michigan Gas Ent.), South Jersey Industries, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, Washington Gas Light Company, and WICOR, Inc. This peer group index was the index shown in the Proxy Statement for the Annual Meeting of Shareholders of Energen Corporation, January 22, 1997, but does not include the following companies which were eliminated from such index subsequent to the date of such proxy statement because they ceased to be publicly traded companies as a result of change in control transactions: Enserch Corporation, NorAm Energy Corp., United Cities Gas Company, and Washington Energy Company.

(3) Peer Group #2 Index of 37 companies was the index used for measuring fiscal 1997 total shareholder return performance for executive compensation purposes. This index includes all companies shown in Peer Group #1 Index except for Pacific Enterprises and, in addition, includes Southern Union Company and Yankee Energy System.

                           INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand LLP examined the financial statements of the Company for the fiscal year ended September 30, 1997, and the Board of Directors intends to continue the services of this firm for the fiscal year ending September 30, 1998. A representative of Coopers & Lybrand LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in next year's proxy
statement must be received by the Company no later than August   , 1998.

                              GENERAL INFORMATION

     Shareholders of record at the close of business on December 10, 1997 are entitled to notice of and to vote upon all matters at the Annual Meeting. As of the close of business on December 10, 1997 there were outstanding shares of Common Stock, each share of which is entitled to one vote on all matters to be considered at the Annual Meeting.

     Pursuant to Section 10-2B-2.25 of the Code of Alabama 1975, as amended, and the Company's bylaws, a majority of the Common Stock shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. Section 10-2B-7.28 of the Code of Alabama 1975, as amended, requires that each of the nominees to be elected to the Board of Directors, receive the affirmative vote of the majority of the votes cast by the holders of shares of Common Stock represented at the Annual Meeting as part of the quorum.
Section 10-2B-7.25 of the Code of Alabama 1975, as amended, requires, for the proposals to approve the Stock Plan and to approve certain issuances of Common Stock under the Deferred Compensation Plan, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock casting votes for or against approval of such proposals at a meeting of the shareholders at which a quorum is present. In neither the case of the election of directors, the approval of the proposals relating to approval of the Stock Plan or certain issuances of Common Stock under the Deferred Compensation Plan does the vote include shares which abstain from voting on a matter or which are not voted on such matter by a nominee because such nominee is not permitted to exercise discretionary voting authority and the nominee has not received voting instructions from the beneficial owner of such shares. Alabama law requires, for the approval of the amendment to the Restated Certificate of Incorporation of the Company to increase the Company's authorized shares of Common Stock, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock. Generally, brokers who act as nominees will be permitted to exercise discretionary voting authority where they have received no instructions in uncontested elections for directors or with respect to consideration of the proposals to approve the Stock Plan or issuances of Common Stock under the Deferred Compensation Plan where the brokers have complied with New York Stock Exchange Rule 451 concerning the delivery of proxy materials to beneficial owners of the Company's Common Stock held by such brokers.

     In case any person named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein.

     So far as the Board of Directors of the Company now knows, no business other than that referred to above will be acted upon at the Annual Meeting. The persons named in the Board of Directors' proxy may, in the absence of instruction to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

     The costs of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview or by telephone and telegraph. Brokerage houses and other custodians and fiduciaries will be requested to forward at the Company's expense soliciting materials to the beneficial owners of stock held of record by them. The Company has also engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $7,500, including out-of-pocket expenses.

                                                 ENERGEN CORPORATION

                                                 /s/ REX J. LYSINGER
                                                Chairman of the Board

Birmingham, Alabama
December   , 1997

                                                                      APPENDIX A

                              ENERGEN CORPORATION
                           1997 STOCK INCENTIVE PLAN

     The purpose of this Plan is to provide a means whereby Energen Corporation may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

     1. DEFINITIONS. As used in the Plan, the following terms have meanings indicated:

          "Award" means Incentive Stock Options, Nonqualified Stock Options and/or Restricted Stock granted under the Plan.

          "Board" means the Board of Directors of Energen.

          "Cause" means any of the following:

             (1) The willful and continued failure by a Participant to substantially perform such Participant's duties with Energen or Subsidiary (other than any such failure resulting from such Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant's duties.

             (2) The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to Energen or a Subsidiary monetarily or otherwise; or,

             (3) The conviction of a Participant of a felony.

          "Change in Control" means:

             (1) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for this purpose, any employee benefit plan of Energen or any of its Subsidiaries which acquires beneficial ownership of voting securities of Energen), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of either the then outstanding shares of Stock or the combined voting power of Energen's then outstanding voting securities, in one transaction or a series of transactions;

             (2) Individuals who, as of November 25, 1997, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director of Energen subsequent to November 25, 1997, whose election, or nomination for election by Energen's stockholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of Energen, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director;

             (3) (i) The occurrence of a merger, consolidation or reorganization of Energen in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 25% or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of Energen; or (iii) the adoption by Energen of a plan for its liquidation or dissolution.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the Officers Review Committee of the Board or such other Committee of two or more directors as may be determined by the Board.

          "Energen" means Energen Corporation and any successor corporation by merger or other reorganization.

          "Employee" means any employee of one or more of Energen and the Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Exercise Date" means the date on which a notice of option exercise is delivered to Energen pursuant to Section 6.3(c) or a notice of option cancellation is delivered to Energen pursuant to Section 6.3(i).

          "Expiration Date" means the last day on which an option issued under the Plan may be exercised, as such date may be extended pursuant to Section 6.3(a).

          "Fair Market Value" means, with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the relevant date, then the closing price on the most recent trading date preceding the relevant date. With respect to other consideration, the term Fair Market Value means fair market value as may be reasonably determined by the Committee.

          "Incentive Stock Options" means options granted under the Plan to purchase Stock which at the time of grant qualify as "incentive stock options" within the meaning of Section 422 of the Code.

          "Nonqualified Stock Options" means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

          "Participant" means an Employee who is selected by the Committee to receive an Award.

          "Performance Measures" has the meaning set forth in Section 7.3.

          "Plan" means this Energen Corporation 1998 Stock Incentive Plan.

          "Restricted Stock" means Stock granted to a Participant under Section 7 of the Plan with respect to which the applicable Restrictions have not lapsed or been removed.

          "Restrictions" means the transfer and other restrictions set forth in
     Section 7.2(a).

          "Stock" means the common stock, par value $.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

          "Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly by Energen Corporation.

          "Ten Percent Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Energen.

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment in accordance with
Section 3, an aggregate of 650,000 shares of Stock are available for issuance (including shares transferred from treasury) under the Plan. Shares of Stock allocable to an Award or portion of an Award that is canceled by forfeiture, expiration or for any other reason (excepting pursuant to a stock appreciation right election under Section 6.3(i)) shall again be available for additional Awards. If any option granted under the Plan shall be canceled as to any shares of Stock pursuant to Section 6.3(i) (stock appreciation rights), then such shares of Stock shall not be available for the grant of another Award.

     3. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be available for issuance under the Plan, and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to, or available for, Participants in the Plan. If the adjustment would result in fractional shares with respect to an Award, then the Committee may make such further adjustment (including, without limitation, the use of consideration other than Stock or rounding to the nearest whole number of shares) as the Committee shall deem appropriate to avoid the issuance of fractional shares.

     4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to be Participants in the Plan, to determine the Award to be made to each Participant, and to determine the conditions subject to which Awards will become payable under the Plan. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. The Committee's interpretation and construction of the Plan and of any conditions applicable to Awards shall be conclusive and binding on all persons, including Energen and all Participants. Any action which can be taken, or authority which can be exercised, by the Committee with respect to the Plan, may also be taken or authorized by the Board.

     5. PARTICIPATION. Participants in the Plan shall be selected by the Committee from those Employees who, in the judgment of the Committee, have significantly contributed or can be expected to significantly contribute to Energen's success.

     6. OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may (a) determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Options; (c) determine the number of shares subject to each option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; and (e) determine whether and, if applicable, the manner in which each option shall contain stock appreciation rights and/or dividend equivalents; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 13 and (ii) the aggregate Fair Market Value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of Energen and its Subsidiaries) shall not exceed $100,000.

     6.2 INDIVIDUAL LIMITATION. The aggregate of all Awards received by any individual Participant shall not include options with respect to more than 150,000 shares of Stock (adjusted in accordance with Section 3.).

     6.3 TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

          (a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five years from the date of grant.

          (b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than
     (i) the Fair Market Value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value,

     (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee.

          (c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of Energen or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan. Each option shall be exercisable in whole or part on such date or dates and during such period and for such number of shares as shall be set forth in the applicable option agreement. An optionee electing to exercise an option shall give written notice to Energen of such election and of the number of shares the optionee has elected to purchase and shall at the time of exercise tender the full purchase price of the shares the optionee has elected to purchase plus any required withholding taxes in accordance with Sections 6.3(d) and 8.

          (d) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to Energen at the time of exercise (i) in cash, (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price and not subject to any lien, encumbrance or restriction on transfer other than pursuant to federal or state securities laws, (iii) by election to have Energen withhold (from the Stock to be delivered to the optionee upon such exercise) shares of Stock having a Fair Market Value equal to the purchase price or (iv) by any combination of such consideration having a total Fair Market Value equal to the purchase price; provided that the use of consideration described in clauses (ii), (iii) and (iv) shall be subject to approval by the Committee. In addition the Committee in its discretion may accept such other consideration or combination of consideration as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price. In each case, Fair Market Value shall be determined as of the Exercise Date.

          (e) Exercise in the Event of Death or Termination of Employment. If an optionee's employment by Energen and all Subsidiaries shall terminate because of the optionee's (i) death, (ii) disability, or (iii) retirement in accordance with the terms of Energen's tax-qualified retirement plans, the optionee's options may be exercised on or prior to the applicable Expiration Dates, but only to the extent that such options were exercisable on the date of such termination. If an optionee's employment by Energen and all Subsidiaries shall terminate for any reason other than (i) those set forth in the preceding sentence, or (ii) termination for Cause, then all unexercised options under the Plan held by the optionee (vested or unvested) shall terminate ninety days following the date of termination of employment, provided that the Committee shall have the authority to extend such option termination date. Without limiting the generality of Section 5(c), the Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment. Upon termination for Cause, all unexercised options held by the terminated Employee shall immediately terminate and may not be exercised.

          (f) Nontransferability.  Except as may otherwise be provided in this
     Section 5(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee's spouse or natural, adopted or step-children or grandchildren (including the optionee, "Immediate Family Members"), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are (and, except as may be otherwise agreed by the Committee, will remain during the option period) one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

          (g) Investment Representation. To the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights or dividend equivalents a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

          (h) Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an "incentive stock option" within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor. Energen, in its discretion, may retain possession of any certificates for Stock delivered in connection with the exercise of an Incentive Stock Option or appropriately legend such certificates during the period that a disposition of such Stock would disqualify the exercised option from treatment as an incentive stock option under Section 422 of the Code (a "422 Option"). Subject to the other provisions of the Plan, Energen shall cooperate with the optionee should the optionee desire to make a disqualifying disposition. Any Incentive Stock Option which is disqualified from treatment as a 422 Option for whatever reason, shall automatically become a Nonqualified Stock Option. No party has any obligation or responsibility to maintain an Incentive Stock Option's status as a 422 Option. The optionee shall, however, immediately notify Energen of any disposition of Stock which would cause an Incentive Stock Option to be disqualified as a 422 Option.

          (i) Stock Appreciation Right. Each option agreement may provide that the optionee may from time to time elect, by written notice to Energen, to cancel all or any portion of the option then subject to exercise, in which event Energen's obligation in respect of such option shall be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value as of the Exercise Date of the shares subject to the option or the portion thereof so canceled over the aggregate purchase price for such shares as set forth in the option agreement or, if mutually agreed by the Committee and the optionee, (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value as of the Exercise Date equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value as of the Exercise Date equal to any such excess.

          (j) Dividend Equivalents.  Each option agreement may provide that upon
     (i) exercise of all or part of a Nonqualified Stock Option, (ii) cancellation of all or part of such option pursuant to paragraph 5(i), or
     (iii) the occurrence of an Expiration Date, for no additional consideration, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of Stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest, compounded quarterly on each April 1, July 1, October 1 and January 1, at a rate calculated as follows. For purposes of the preceding sentence, the assumed interest rate in effect for a calendar quarter shall be the announced prime rate of AmSouth Bank of Alabama (or such comparable rate of a comparable institution as the Committee may from time to time determine) in effect on the first day of such calendar quarter. Such additional amount shall be paid by cash, or if mutually agreed by the Committee and the optionee, by the issuance of Stock or a combination of cash and shares of Stock having an aggregate Fair Market Value as of the applicable Expiration or Exercise Date, equal to any such excess.

          (k) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee's option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

          (l) Delivery of Certificates. Subject to Section 6.3(h), as soon as reasonably practicable after receipt of an exercise notice and full payment, Energen shall deliver to the optionee, registered in the optionee's name, certificates for the appropriate number of shares of Stock.

     7. RESTRICTED STOCK

     7.1 GRANT OF RESTRICTED STOCK. The Committee may make grants of Restricted Stock to Participants. Each restricted Stock Award shall be evidence by an agreement in a form approved by the Committee, setting forth the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion with or without cash consideration.

     7.2 TERMS AND CONDITIONS OF RESTRICTED STOCK.

          (a) Restrictions. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of (the "Restrictions") until the Restrictions on such shares have lapsed or been removed.

          (b) Lapse. The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the Restrictions shall lapse, which terms and conditions may include, without limitation, a required period of service, Performance Measures, or any other individual or corporate performance conditions.

          (c) Termination of Employment. Except as may be otherwise expressly provided in the applicable Restricted Stock Award agreement, should the Participant's employment with Energen and all Subsidiaries terminate for any reason including, without limitation, termination because of the Participant's death, disability, or retirement in accordance with Energen's tax-qualified retirement plans, any shares of Stock which remain subject to Restrictions, shall be forfeited and returned to Energen unless the Committee decides, in its discretion, to accelerate the time at which any remaining Restrictions lapse or to remove any or all such Restrictions entirely (subject to Section 7.2(d)). Upon the termination of the Participant's employment for any reason, the Committee is not required to act and, absent some action by the Committee, all shares of Stock remaining subject to Restriction will be forfeited and returned to Energen.

          (d) Lapse at Discretion of Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Restrictions on a Restricted Stock Award will lapse or remove any and all such Restrictions; provided that the Committee may not accelerate the lapse of or remove Restrictions which require the attainment of a Performance Measure except as may be permitted by the performance-based exception to
     Section 162(m) of the Code.

          (e) Rights with respect to Restricted Stock. Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock may be held by Energen until the restrictions lapse and shall bear such restrictive legends as Energen shall deem appropriate.

          (f) No Section 83(b) Election. Unless otherwise expressly agreed in writing by Energen, a Participant shall not make an election under Section 83(b) of the Code with respect to a Restricted Stock Award and upon the making of any such election, all shares of Restricted Stock subject to the election shall be forfeited and returned to Energen.

     7.3 PERFORMANCE MEASURES. At its discretion, the Committee may make the lapsing of Restrictions subject to the attainment of one or more Performance Measures designed to qualify for the performance-based exceptions from Section 162(m) of the Code.

Unless and until Energen's shareholders approve a change in the Performance Measures set forth in this Section 7.3, the Performance Measures to be used for purposes of such Awards shall be chosen from among the following alternatives, as measured with respect to Energen and/or any one or more of the Subsidiaries, with or without comparison to a peer group:

          (a) return on shareholder's equity;

          (b) return on assets;

          (c) net income;

          (d) earnings per common share;

          (e) total shareholder return;

          (f) oil and/or gas reserve additions;

          (g) utility customer number, volume and/or revenue growth; and

          (h) such other criteria as may be established by the Committee in writing and which meets the requirements of the performance-based exception to Section 162(m) of the Code.

In the event that the performance-based exception to Section 162(m) or its successor is amended such that the performance-based exception permits the employer to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval.

     8. WITHHOLDING. Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to Energen and Subsidiaries, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of Energen under the Plan shall be conditional on such payment or arrangements. Energen and, where applicable, its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a Participant from any payment of any kind otherwise due to said Participant. The Committee may permit Participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all Awards by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said Participants in respect of an Award.

     9. NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by Energen or any Subsidiary or any right to further Awards under the Plan, nor shall they interfere in any way with the right of Energen or any Subsidiary by which a Participant is employed to terminate the Participant's employment at any time.

     10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and fulfillment of Awards thereunder, and the obligations of Energen to sell, issue, release and/or deliver shares of Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Energen shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which Energen shall, in its sole discretion, determine to be necessary or advisable

     11. CHANGE IN CONTROL. Except as may be otherwise expressly provided in the applicable Award agreement, upon the occurrence of a Change in Control all outstanding Incentive Stock Options and

Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all outstanding Restricted Stock shall immediately lapse.

     12. AMENDMENT AND DISCONTINUANCE. The Board of Directors of Energen may from time to time amend, suspend or discontinue the Plan. Without the written consent of a Participant, no amendment or suspension of the Plan shall alter or impair any Award previously granted to a Participant under the Plan.

     13. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan shall be November 25, 1997, the date of its adoption by the Board, subject to approval by shareholders of Energen holding not less than a majority of the shares present and voting at its January 1998 Annual Meeting. Awards may be granted under the Plan by the Committee as provided herein prior but subject to such subsequent shareholder approval of the Plan.

     14. NAME. The Plan shall be known as the "Energen Corporation 1997 Stock Incentive Plan."

     15. 1997 DEFERRED COMPENSATION PLAN. If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the "Deferred Compensation Plan"), a Participant may elect, pursuant to the Deferred Compensation Plan, to defer receipt of part or all of any shares of Stock or other consideration deliverable under an Award and upon such deferral shall have no further right with respect to such deferred Award other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election, may at the discretion of Energen be delivered to the Trustee under the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares of Stock are issued to the Trustee, they shall constitute "issued" shares for purposes of the Plan's maximum number of shares limitation set forth in Section 2.

                                                                      APPENDIX B

                              ENERGEN CORPORATION
                        1997 DEFERRED COMPENSATION PLAN

     Energen Corporation, an Alabama corporation, hereby establishes the Energen Corporation 1997 Deferred Compensation Plan, effective as of April 25, 1997, in order to provide deferred compensation to directors and certain key employees of Energen Corporation and its affiliated companies. The purpose of the Energen Corporation Deferred Compensation Plan is to assist Energen Corporation and its affiliated companies in retaining directors and key employees, encouraging their long term commitment to the company's success, and attracting new directors and key employees by offering them an opportunity to defer compensation and participate in the success of Energen Corporation and its affiliated companies, and allowing them to share in increases in the value of Energen Corporation.

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.1 Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

          (a) "Account" or "Accounts" means the account or accounts established and maintained for a Participant pursuant to Article IV of the Plan. A Participant's Account shall consist of the Participant's Investment Account and the Participant's Company Stock Account.

          (b) "Alagasco" means Alabama Gas Corporation, a subsidiary of Energen Corporation.

          (c) "Allocation Request Form" means such form or forms as may be approved by Energen from time to time for use by a Participant to request
     (i) an allocation of certain deferred compensation and/or an allocation or reallocation of the Participant's Investment Account among available investment options pursuant to Section 7.2(c), (ii) that certain deferred compensation be allocated to the Participant's Company Stock Account pursuant to Section 7.1(g); and/or (iii) diversification of part or all of the Company Stock Account pursuant to Section 7.1(h).

          (d) "Basin" means Basin Pipeline Corporation, a subsidiary of Energen Corporation.

          (e) "Board of Directors" means the Board of Directors of Energen Corporation.

          (f) "Cash Compensation" means any one or more of the following items of compensation:

             (i) Base salary;

             (ii) Awards under the Energen Corporation Annual Incentive Compensation Plan (or any successor plan), as amended from time to time;

             (iii) Awards under the Energen Corporation Salaried Employee Incentive Compensation Plan (or any successor plan), as amended from time to time; and

             (iv) Director fees including retainer, meeting, committee, and other fees payable to a Director for service in such capacity.

          (g) "Change in Control" means:

          (1) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (excluding for this purpose, any employee benefit plan of Energen or any of its "subsidiaries" which acquires beneficial ownership of voting securities of Energen), of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of Energen's then outstanding voting securities, in one transaction or a series of transactions; or

          (2) Individuals who, as of April 25, 1997, constituted the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director of Energen subsequent to April 25, 1997, whose election, or nomination for election by Energen's stockholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of Energen, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

          (3)(i) The occurrence of a merger, consolidation or reorganization of Energen in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, controls 50% or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of Energen; or (iii) the adoption by Energen of a plan for its liquidation or dissolution.

     For purposes of this definition of "Change in Control," the term "subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by Energen.

          (h) "Code" means the Internal Revenue Code of 1986, as amended.

          (i) "Common Stock" means the Common Stock, par value $0.01 per share, of Energen Corporation as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

          (j) "Company Stock Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in shares of Common Stock.

          (k) "Deferral Election Form" means such the form or forms as may be approved by Energen from time to time for use by a Participant to elect to defer compensation under the Plan.

          (l) "Director" means a member of the board of directors of a Participating Employer.

          (m) "Disability" means the total and permanent disability of a Participant which entitles the Participant to a disability benefit under a disability program sponsored or maintained by the Participant's Participating Employer; provided, that if no such program is applicable to the Participant, then "Disability" with respect to such Participant means that, based on medical evidence reasonably satisfactory to Energen, the Participant is totally and permanently unable to engage in any occupation or gainful employment for which the Participant is reasonably suited by background, training, education or experience.

          (n) "Discretionary Amount" means amounts credited to a Participant's Account pursuant to Section 4.4.

          (o) "Distributable Event" means an event identified as such in Section 6.1.

          (p) "EGN" means EGN Services, Inc., a subsidiary of Energen
     Corporation.

          (q) "Energen" means Energen Corporation, an Alabama corporation.

          (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (s)(i) "Fair Market Value Average", (ii) "Fair Market Value Close", and (iii) "Fair Market Value Twenty" mean respectively:

             (i) the average of the high and low sales prices on the Composite Tape for the New York Stock Exchange -- Listed Stocks ("NYSE composite") for the Common Stock on a specified date,

             (ii) the closing sales price of the Common Stock on the NYSE composite for a specified date, and

             (iii) the twenty day average high and low sales prices for the Common Stock on the NYSE composite for the twenty business days ending on a specified date.

In the event that the Common Stock is not traded on the NYSE, the Officers Review Committee, in its reasonable discretion, shall specify appropriate alternative measures of Common Stock value.

          (t) "Heat Tech, Inc." means American Heat Tech, Inc., a subsidiary of Energen Corporation.

          (u) "Investment Account" means an account established and maintained for a Participant as a record of the Participant's hypothetical investments in available investment options.

          (v) "Midtown NGV" means Midtown NGV, Inc., a subsidiary of Energen Corporation.

          (w) "Officer" means an officer of a Participating Employer elected to such position by the board of directors of such Participating Employer.

          (x) "Officers Review Committee" means the Officers Review Committee of the Board of Directors or such other person or persons as may be designated by the Board of Directors to act on behalf of the Board of Directors in the administration of the Plan.

          (y) "Participant" means an individual identified as such under Article III of the Plan.

          (z) "Participating Employer" means any employer participating in the Plan pursuant to Article II of the Plan.

          (aa) "Plan" means the Energen Corporation 1997 Deferred Compensation Plan, as of its original effective date, including any amendments thereto, which is maintained by Energen and its affiliated companies primarily for the purpose of providing financial incentives for directors and certain key employees of Energen and its affiliated companies.

          (bb) "Qualifying Compensation" means items of compensation which either:

             (i) first become payable in a calendar year subsequent to the calendar year of the applicable election for services rendered during periods of service subsequent to the date of such election; or

             (ii) first become payable and determinable in amount during a calendar year subsequent to the calendar year of the applicable election and at least 180 days subsequent to the date of such election.

The foregoing notwithstanding, with respect to an election made within thirty days of the effective date of the Plan, "Qualifying Compensation" means items of Compensation which either

             (i) first become payable subsequent to the date of the applicable election for services rendered during periods of service subsequent to the date of such election; or

             (ii) first become payable and determinable in amount subsequent to the date of the applicable election.

          (cc) "Stock Compensation" means any one or more of the following items of compensation:

             (i) Awards under the Restricted Stock Incentive Plan of Energen Corporation, as amended;

             (ii) Awards under the Energen Corporation 1992 Long-Range Performance Share Plan, as amended from time to time;

             (iii)Annual or elective grants under the Energen Corporation 1992 Directors Stock Plan, as amended from time to time;

             (iv) Grants under the Energen Corporation 1988 Stock Option Plan, as amended from time to time; and

             (v) Awards under the Energen Corporation 1997 Stock Incentive Plan, as amended from time to time.

          (dd) "Taurus" means Taurus Exploration, Inc., a subsidiary of Energen Corporation.

          (ee) "Taurus USA" means Taurus Exploration USA, Inc., a subsidiary of Taurus.

          (ff) "Trust" means the trust described in Section 12.4. The Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan. Participants and their beneficiaries shall have no beneficial ownership interest in any assets of any such Trust.

          (gg) "Trustee" means the corporation or person or persons selected by Energen to serve as Trustee for the Trust.

          (hh) "Vested" means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.

                                   ARTICLE II

                            PARTICIPATING EMPLOYERS

     Section 2.1 Eligibility. To be eligible to adopt and participate in the Plan, an employer must be a member of the "controlled group" of corporations, within the meaning of Section 414 of the Code, that includes Energen and must be determined to be eligible to participate in the Plan by Energen. The corporations which are eligible to participate in this Plan as of April 25, 1997, are Energen, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech, and Midtown NGV.

     Section 2.2 Participation Reimbursements. Energen, the sponsor of the Plan, Alagasco, Taurus, Taurus USA, Basin, EGN, Heat Tech and Midtown NGV are Participating Employers in the Plan effective as of April 25, 1997. Any other affiliated company that is or becomes eligible to adopt the Plan and become a Participating Employer pursuant to Section 2.1 of the Plan may, with the approval of the Board of Directors by resolution of the Board of Directors, adopt this Plan and become a Participating Employer in the Plan. The date on which such eligible company may become a Participating Employer in the Plan shall be stated in the resolutions of the Board of Directors. Each of the Participating Employers agree to make payments of their allocable portion of the benefits provided under the Plan to their respective employee and Director Participants. Energen hereby guarantees the performance by each of the other Participating Employers of their respective obligations under the Plan. Neither the respective benefit payment obligations of the Participating Employers nor Energen's guarantee of performance is secured in any way. Such obligations and guarantee constitute no more than unfunded and unsecured promises of payment and performance. Each Participating Employer, other than Energen, shall reimburse Energen for its allocable share of costs and expenses paid by Energen in connection with the operation and administration of the Plan, and shall reimburse Energen for any benefits paid by Energen under the Plan to Participants to the extent allocable to such Participating Employer and its Participants. Payments made to Participants by the Trust shall constitute payments by Energen and Energen shall be reimbursed for such payments by the appropriate Participating Employers.

     Section 2.3 Recordkeeping and Reporting. Each Participating Employer, other than Energen, shall furnish to Energen the information with respect to each of its Participants necessary to enable Energen to maintain records sufficient to determine the benefits (and the compensation sources of such benefits) which may become payable to or with respect to such Participants and to give those Participants any reports which may be required under the terms of the Plan or by law.

     Section 2.4 Termination of Participation. A Participating Employer, other than Energen, may withdraw from participation in the Plan at any time by providing Energen with 30 days advance written notice of such withdrawal from participation and the effective date of such Participating Employer's withdrawal, which 30-day notice period may be waived by Energen. In addition, Energen may terminate a Participating Employer's participation in the Plan by providing such Participating Employer with 30 days advance written notice, which 30-day notice period may be waived by the Participating Employer. A Participating Employer which terminates its participation in the Plan shall remain obligated under the Plan with respect to deferrals made prior to such termination by its Participants (including subsequent investment performance adjustments), unless otherwise expressly agreed by Energen with Energen fully assuming such obligations.

     Section 2.5 Separate Accounting. Energen shall establish and maintain separate Accounts for each of the Participating Employers and their respective Participants. Such separate accounting is intended to comply with Section 404(a)(5) of the Code and Section 1.404(a)-12 of the Treasury Regulations (which provide that an employer can deduct the amounts contributed to a nonqualified plan in the taxable year in which an amount attributable to the contribution is includable in the gross income of employees participating in the plan, but, in the case of a plan in which more than one employee participates only if separate accounts are maintained for each employee).

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

     Section 3.1 Eligibility. Each Director and each Officer of a Participating Employer shall be eligible to participate in the Plan effective as of the later of the effective date of the Plan or the date on which such individual first becomes a Director or Officer. In addition, the Officers Review Committee may by express action designate other management level or highly compensated employees of the Participating Employers as eligible to participate in the Plan. If the Officers Review Committee designates a management level or highly compensated employee as eligible to become a Participant in the Plan, Energen shall inform the employee in writing of such designation and the date on which the employee shall become a Participant in the Plan.

     Section 3.2 Participation. An individual eligible to participate in the Plan shall become a Participant upon the filing with Energen of a completed Deferral Election Form and acceptance of such form by Energen. The name of each individual eligible to participate in the Plan and the date on which such individual becomes a Participant in the Plan, shall be recorded on Exhibit A, which exhibit is attached hereto and incorporated herein by reference and which shall be revised by Energen from time to time to reflect the operation of the Plan. Once an individual becomes a Participant in the Plan, the individual shall remain a Participant until the benefits which may be payable to the individual under the Plan have been distributed to or on behalf of the individual.

     Section 3.3 Suspension of Eligibility. The Officers Review Committee (or the Board of Directors if the affected Participant is a Director) may in its discretion determine that a Participant will no longer be eligible to participate in the Plan and in such event, the Participant's Section 4.1 compensation deferral election will immediately terminate and no additional amounts shall be credited to his or her Accounts under Sections 7.1(a), (b), (c) and 7.2(a) until such time as the individual is again determined to be eligible to participate in the Plan by the Officers Review Committee (or Board of Directors as appropriate) and makes a new Section 4.1 election. However, the Account of such Participant shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until fully distributed.

                                   ARTICLE IV

                                    BENEFITS

     Section 4.1 Deferred Compensation. A Participant may elect to defer receipt of part or all of any one or more items of Cash Compensation and/or Stock Compensation. A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation. Upon such deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan. Such deferred compensation shall be the record of the value of such deferred compensation credited to a Participant's Account and shall be used solely for accounting purposes.

     Section 4.2 Form and Effectiveness of Deferral Election. Elections to defer compensation under the Plan shall be made in writing on the Deferral Election Form. Such elections may be revised or terminated by the making of a new deferral election on the Deferral Election Form. Deferral elections (including revisions or terminations of prior elections) shall be effective for Qualifying Compensation (subject to the last sentence of this section). Notwithstanding the other provisions of this Plan, a Participant's Deferral Election Form and the various elections and selections made thereon (excepting elections to terminate deferral of one or more items of compensation), shall not become effective unless acceptance thereof by Energen in its sole discretion is acknowledged in writing. A Participant's election to terminate a prior compensation deferral election shall be effective upon delivery to Energen and shall be accepted and honored by the Participating Employers with respect to Qualifying Compensation (subject to the following sentence). An election to reduce or terminate a prior election to defer an item of compensation shall in no event be effective with respect to compensation for services rendered during a period of service commencing prior to the date of such election.

     Section 4.3 Participant Accounts. A Company Stock Account and an Investment Account shall be established and maintained for each Participant. The Company Stock Account shall be measured in shares of Common Stock and the Investment Account shall be measured in dollars. The Company Stock Account shall be credited as described in Section 7.1 for deferred amounts attributable to (i) Stock Compensation and (ii) such amounts of Cash Compensation as may be allocated to the Company Stock Account pursuant to Section 7.1(g). The Investment Account shall be credited as described in Section 7.2 for any deferred amounts of Cash Compensation which are not allocated to the Company Stock Account pursuant to Section 7.1(g).

     Section 4.4 Discretionary Amounts. In addition to amounts deferred by a Participant, the Board of Directors may from time to time, in its sole discretion, authorize a Participant's Participating Employer to credit the Participant's Company Stock Account with additional amounts (denominated in dollars). Such additional amounts may be authorized for such purpose or purposes as the Board of Directors may deem appropriate, including, without limitation, as mirror employer matching contributions or ESOP contributions made by such Participating Employer with respect to The Energen Corporation Employee Savings Plan.

                                   ARTICLE V

                                    VESTING

     Section 5.1 Vested Benefit. A Participant shall be considered to be 100% Vested in his or her Account.

     Section 5.2 Limitation on Benefits. The benefits that may be payable to or on behalf of a Participant under the Plan shall be equal to a cash payment equal to the value of the amounts credited to the Participant' s Investment Account and a distribution of that number of Common Shares equal to the number of shares credited to the Participant's Company Stock Account (with any fractional share being rounded to a whole share).

                                   ARTICLE VI

                                 DISTRIBUTIONS

     Section 6.1 Distributable Events. A Participant's Distributable Event shall be the first to occur of the following events; provided, that events
(b)-(e) shall be Distributable Events only if so elected by the Participant in the Deferral Election Form and further provided that events (d)-(f) are subject to Section 6.6:

          (a) the Participant's 70th birthday (i.e., the 70th anniversary of the Participant's birth) or such earlier birthday as the Participant may specify in the Deferral Election Form;

          (b) Disability (as defined in Section 1.1);

          (c) the Participant's death;

          (d) the first date on which the Participant is neither an employee nor a Director of any Participating Employer;

          (e) such other event as the Participant may specify in the Deferral Election Form (subject to approval of Energen);

          (f) the taking of action by the Board of Directors to terminate the Plan pursuant to Section 14.1, or

          (g) termination for Cause subject to and in accordance with Section
     6.7.

     A Participant's Distributable Event elections must be made on the Participant's initial Deferral Election Form and are irrevocable; provided, that Energen may in its sole discretion allow a Participant to make different Distributable Event elections applicable only with respect to Qualifying Compensation for services rendered during periods of service commencing after the date of such election.

     Section 6.2  Distribution of Benefits.

          (a) Distribution Commencement Date. Excepting withdrawals under Sections 6.3 and 6.4 which shall be distributed in accordance with those Sections, distribution of a Participant's Plan benefit shall commence as of the first day of the second calendar month immediately following the calendar month in which the Participant's applicable Distributable Event occurs.

          (b) Form of Distribution. Benefits attributable to the value of the Investment Account shall be delivered to the Participant in dollars. Benefits attributable to the Company Stock Account shall be delivered to the Participant in the form of dollars and/or shares of Common Stock, as Energen may determine in its sole discretion. To the extent that the distribution is in the form of shares of Common Stock, such delivery shall be subject to all applicable securities laws and regulations and Energen shall have taken all steps, if any, including registration and listing, as may be necessary to make the shares immediately saleable by the Participant without further regulatory action or compliance on the part of the Participant (other than compliance with paragraphs (f) and (h) of Rule 144 under the Securities Act of 1933). The Participant shall reasonably cooperate with Energen, at Energen's expense, to facilitate such compliance and related actions by Energen. To the extent that a distribution from the Company Stock Account is in the form of dollars, it shall be in an amount equal to number of shares in lieu of which such amount is distributed multiplied by the Fair Market Value Twenty for the period ended on the fifth business day prior to the applicable payment date.

          (c) Payment Options. In the event a Participant becomes eligible to receive a payment of benefits under the Plan, the benefits payable to the Participant or, in the event of the Participant's death, to the Participant's designated beneficiary under the Plan shall be paid in accordance with one of the payment options available under the Plan as elected by the Participant on the Participant's Deferral Election Form. The Participant may elect separate payment options with respect to the Investment Account and the Company Stock Account. A Participant may change payment options by electing another payment option available under the Plan on a subsequent Deferral Election Form, but such change in payment option will not be effective until the calendar year following the calendar year in which the change was elected. Further, in no event will any such change in payment option be effective if such change is elected during the calendar year in which the Distributable Event occurs and no further elections may be made once a Distributable Event occurs. The payment options include installment payments over a period certain, a lump sum payment, and such other payment method as may be specified by the Participant and accepted by Energen. The Board of Directors may, in its sole discretion, reduce the payment period over which payments would have been made pursuant to the payment option elected by a Participant (including consolidation into a lump sum); provided, that in the event of a Change in Control, no reduction of a payment period may be made prior to the fifth anniversary of such Change in Control. Absent a payment option election, the Board of Directors shall direct the payment of any benefits payable under the Plan to or on behalf of the Participant in a lump sum payment to the Participant, or in the event of the Participant's death, to the Participant's designated beneficiary under the Plan.

     Section 6.3 Early Withdrawals. Notwithstanding any provision in this Plan to the contrary, a Participant may request, by providing a written request to the Officers Review Committee, a withdrawal prior to the distribution date under the Plan of all or any portion of his or her benefits from any of his or her Accounts under the Plan in increments of 25% (of aggregate Account value). If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a distribution of such benefits may be made to the Participant subject to a penalty for such an early withdrawal at any point equal to a six-month period of nonparticipation (during which no additional amounts will be credited to the Participant's Accounts under Sections 7.1(a), (b), (c) and 7.2(a) of the Plan) for each 25% increment withdrawn. The nonparticipation period would begin as of the date on which the request made by the Participant is approved by the Officers Review Committee. As a result, a Participant withdrawing his or her entire benefit from all of his or her Accounts would be excluded from eligibility to participate in the Plan for a 24-month period beginning as of the date of such approval by the Officers Review Committee. In addition, a penalty of 10% of the amount withdrawn will be imposed on any withdrawal made pursuant to this Section 6.3.

     Section 6.4 Hardship Withdrawals. In addition to the other distribution and withdrawal provisions of this Article VI and notwithstanding any provision herein to the contrary, in the event a Participant incurs an unforeseeable emergency, the Participant may request, by providing a written request to the Officers Review Committee, a hardship withdrawal of all or any portion of his or her benefits from his or her Accounts under the Plan. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If such a request is approved by the Officers Review Committee, which decision by the Officers Review Committee shall be made in its sole discretion on a case by case basis, a hardship withdrawal may be permitted under this Section 6.4. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This provision shall be interpreted in a manner not inconsistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.

     Section 6.5 Distributions as Result of Tax Determination. Notwithstanding any provision in this Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that any amounts or shares credited to a Participant's Accounts under the Plan or Trust are includable in the gross income of the Participant and subject to tax, the Officers Review Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amounts or shares determined to be includable in the Participant's gross income.

     Section 6.6  No Parachute Payment.  An event described in Sections 6.1(d),
(e) and (f) shall not constitute a Distributable Event if the Officers Review Committee in its reasonable discretion following consultation with appropriate tax and/or legal advisors reasonably determines that such distribution will likely constitute a parachute payment for purposes of Section 280G of the Code. Furthermore, if such event occurs subsequent to a Change in Control, the Officers Review Committee shall, at Energen's expense, promptly request a written opinion of the Independent Auditor with respect to the applicability of such Section 280G and such event shall not constitute a Distributable Event unless and until the Independent Auditor delivers its written unqualified opinion, a copy of which shall be provided to the Participant, to the effect that a distribution of benefits as a result of such event will not constitute a parachute payment under Section 280G of the Code. As used in this Section 6.6, the term independent auditor means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen or such other comparable and nationally recognized firm of certified public accountants as may be selected by the Officers Review Committee in its reasonable discretion.

     Section 6.7 Distribution Upon Termination for Cause. In the event that a Participant is terminated for Cause (as defined below), the Company may, at its discretion, treat such termination or any date subsequent thereto as a Distributable Event. For purposes of this Plan, termination for Cause means termination based on any of the following:

          (i) The willful and continued failure by the Participant to substantially perform Participant's duties with a Participating Employer (other than any such failure resulting from Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant specifically identifying the manner in which Participant has not substantially performed Participant's duties;

          (ii) the engaging by Participant in willful misconduct which is demonstrably injurious to any one or more of the Participating Employers monetarily or otherwise; or

          (iii) the conviction of Participant of a felony.

                                  ARTICLE VII

                             VALUATION OF BENEFITS

     Section 7.1  Company Stock Account.

          (a) Stock Award Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts attributable to awards which would otherwise have been distributed to the Participant in the form of Common Stock, then the number of shares of Common Stock which would have otherwise been distributed to the Participant shall be credited to the Participant's Company Stock Account as of the date that such distribution to the Participant would have otherwise occurred.

          (b) Cash Deferral. When a Participant's Company Stock Account is to be credited for deferred amounts which would have otherwise been distributed to the Participant in the form of cash, then the Participant's Company Stock Account shall be credited with that number of shares of Common Stock equal to the number of such shares that could have been purchased with such cash amounts at the Fair Market Value Average for the last business day of the month during which such cash amounts would have otherwise been distributed to the Participant.

          (c) Discretionary Amount. When a participant's Company Stock Account is to be credited for a Discretionary Amount, it shall be credited with that number of shares of Common Stock equal to the number of such shares (including fractional shares) that could have been purchased with the dollar amount of the Discretionary Amount at the Fair Market Value Average for the last business day of the month during which such Discretionary Amount is authorized or such other date as may be specified in the Discretionary Amount authorization.

          (d) Dividends. A Participant's Company Stock Account shall be credited on each Common Stock dividend payment date with that number of shares which could have been acquired through the Energen Corporation Dividend Reinvestment and Direct Stock Purchase Plan or similar successor plan (the "DRIP") by the reinvestment of the dividends payable on the number of shares of Common Stock credited to such Company Stock Account as of the record date for such dividend. In the event that the DRIP is no longer operative, or at such time as the Officers Review Committee in its discretion shall specify, the number of dividend reinvestment shares shall be calculated based on the Fair Market Value Average for the dividend payment date.

          (e) Stock Dividend, etc. The number of shares of Common Stock shall be adjusted to reflect any change in the outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

          (f) Transfer upon Change in Control. In the event of a Change in Control, effective as of the close of business on the date of the Change in Control, each Participant's Investment Account shall be credited with an amount measured in dollars equal to the value of such Participant's Company Stock Account based on the Fair Market Value Close on such date (or such other valuation method selected by the Section 1.1(g) Continuing Directors in their reasonable discretion), and the Participant's Company Stock Account shall be closed and the Participant shall have no further interest in the Company Stock Account.

          (g) Allocation of Cash Compensation. A Participant may request that part or all of deferred compensation attributable to Cash Compensation be allocated to the Participant's Company Stock Account. A Participant's request to make such an allocation or change a previous allocation must be in writing on an Allocation Request Form. All such requests are subject to acceptance by Energen in its discretion. If accepted by Energen, the allocation request will be effective as of the date specified by the request.

          (h) Diversification. A Participant who is at least 58 years old may from time to time request that part or all of the Participant's Company Stock Account be allocated to the Participant's Investment Account. Such request must be in writing on an Allocation Request Form. All such requests are subject to acceptance by Energen in its discretion. If accepted, as of the close of business on the allocation date

     (as defined in Section 7.4) of the request, the Participant's Company Stock Account shall be reduced by the number of shares of Common Stock representing the portion of the Company Stock Account to be reallocated (the "Reallocated Shares") and the Participant's Investment Account shall be increased by an amount measured in dollars equal to the number of Reallocated Shares measured by the Fair Market Value Twenty for the period ending on the allocation date (as defined in Section 7.4).

     Section 7.2 Investment Account.

          (a) Deferred Amounts. When a Participant's Investment Account is to be credited with a deferred amount, that amount measured in dollars equal to such deferred amount shall be credited to the Investment Account as of the close of business on the date that such amount would have otherwise been paid to the Participant.

          (b) Interest. Subject to 7.2(c), as of the close of the last day of each calendar quarter, an additional amount shall be credited to each Participant's Investment Account equal to the product of (i) the average daily balance in such Investment Account for the quarter, times (ii) one-fourth of the annual prime rate for corporate borrowers quoted at the beginning of the quarter by AmSouth Bank of Alabama, Birmingham, Alabama (or such other comparable interest rate as the Officers Review Committee may designate from time to time).

          (c) Investment Options. Energen may permit a Participant to allocate the Participant's Investment Account among one or more investment options for purposes of measuring the value of the benefit. To the extent that the Investment Account is allocated to an investment option, it shall not be credited with interest under Section 7.2(b). That portion of the Investment Account allocated to an investment option shall be deemed to be invested in such investment option and shall be valued as if so invested, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The determination of which investment options, if any to make available, and the continued availability of selected investment options rests in Energen's sole discretion; provided, that subsequent to a Change in Control, Energen shall maintain the availability of those investment options in place at the time of the Change in Control (or substantially equivalent investment options).

          (d) Participant Allocation Request. A Participant's request to allocate or reallocate among investment options must be in writing on an Allocation Request Form in such increments as Energen may require. All such requests are subject to acceptance by Energen at its discretion. If accepted by Energen, an allocation request will be effective as of the close of business on the allocation date (as defined in Section 7.4).

     Section 7.3 Hypothetical Accounts. The Accounts established under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts (or subaccounts) shall hold or be required to hold any actual funds or assets.

     Section 7.4 Allocation Date. Upon acceptance of an allocation request pursuant to Section 7.1(g) or 7.2(d), Energen will process the request as soon as reasonably administratively practicable and the request shall be implemented and reflected in the Participant's account as of the close of business on such date as may be determined by Energen in its reasonable discretion (the "allocation date").

                                  ARTICLE VIII

                               NONTRANSFERABILITY

     Section 8.1 Anti-Alienation of Benefits. Any benefits which may be credited to a Participant's Accounts under the Plan, and any rights or privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     Section 8.2 Incompetent Participants. If any person who may be eligible to receive a payment under the Plan has been legally declared incompetent and a conservator or other person legally charged with the care of such person or of his or her estate has been appointed, any payment under the Plan to which the person is eligible to receive shall be paid to such conservator or other person legally charged with the care of the person or his or her estate. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Participating Employers and the Plan therefor.

     Section 8.3 Designated Beneficiary. In the event of a Participant's death prior to the payment of all or a portion of any benefits which may be payable with respect to the Participant under the Plan, the payment of any benefits payable on behalf of the Participant under the Plan shall be made to the Participant's beneficiary designated on a Deferral Election Form. If no such beneficiary has been designated, payment shall be made as required under the Participant's will; or, in the event that there shall be no functioning will under applicable state law, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the decedent's intestate property, in the proportions specified in such statute.

                                   ARTICLE IX

                                  WITHHOLDING

     Section 9.1 Withholding. The amounts payable pursuant to the Plan may be reduced by the amount of any federal, state or local taxes required by law to be withheld with respect to such payments.

                                   ARTICLE X

                                VOTING OF STOCK

     Section 10.1 Voting of Company Stock. No Participant shall be entitled to any voting rights with respect to any shares credited to his or her Company Stock Account.

                                   ARTICLE XI

                            ADMINISTRATION OF A PLAN

     Section 11.1 Administrator. The administrator of the Plan shall be Energen. However, the Board of Directors shall act on behalf of Energen with respect to the administration of the Plan and may delegate authority with respect to the administration of the Plan to the Officers Review Committee or such other committee, person or persons as it deems necessary or appropriate for the administration and operation of the Plan.

     Section 11.2 Authority of Administrator. Energen shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which any benefits may be payable, to resolve all questions concerning the status and rights of Participants and others under the Plan, including, but not limited to, eligibility for benefits and to make any other determinations which it believes necessary or advisable for the administration of the Plan. Energen shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing payments hereunder. The determinations, interpretations, regulations and calculations of Energen shall be final and binding on all persons and parties concerned. The Secretary of Energen shall be the agent of the Plan for the service of legal process in accordance with
Section 502 of the Employee Retirement Income Security Act of 1974, as amended.

     Section 11.3 Operation of Plan and Claims Procedures. Energen shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. Energen shall be responsible for the expenses incurred in the administration of the Plan. Energen shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. Energen shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Energen with respect to the Plan. The procedures for filing claims for payments under the Plan are described below. For claims procedures purposes, the "Claims Manager" shall be Energen.

          (a) Claim Forms. It is the intent of Energen to make payments under the Plan without the Participant having to complete or submit any claims forms. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for payments in writing to Energen. Any claim for payments under the Plan must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of benefits payable under the Plan on a form acceptable to Energen. If for any reason a claim for payments under the Plan is denied by Energen, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions of the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner calculated to be understood by the claimant. For this purpose:

             (i) The claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager.

             (ii) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

          (b) Review. The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

          (c) Decision on Review. The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 11.3.

     Section 11.4 Participant's Address. Each Participant shall keep Energen informed of his or her current address and the current address of his or her beneficiary. Energen shall not be obligated to search for any person. If the location of a Participant is not made known to Energen within three (3) years after the date on which payment of the Participant's benefits payable under the Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, Energen is unable to locate any designated beneficiary of the Participant, then Energen shall have no further obligation to pay any benefit hereunder to or on behalf of such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     Section 12.1 No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service or employ of any Participating Employer.

     Section 12.2 Participants Should Consult Advisors. Neither any Participating Employer, nor their respective directors, officers, employees or agents makes any representation or warranty with respect to the state, federal or other tax, financial, estate planning, or the securities or other legal implications of participation in the Plan. Participants should consult with their own tax, financial and legal advisors with respect to their participation in the Plan.

     Section 12.3 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of any Participating Employer for payment of any amounts hereunder. Any funds invested hereunder allocable to a Participating Employer shall continue for all purposes to be part of the respective general assets of such Participating Employer and available to the general creditors of such Participating Employer in the event of a bankruptcy (involvement in a pending proceeding under the Federal Bankruptcy Code) or insolvency (inability to pay debts as they mature) of such Participating Employer. Energen shall promptly notify the Trustee and the applicable Participants of such bankruptcy or insolvency of a Participating Employer. No Participant or any other person shall have any interests in any particular assets of any Participating Employer by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any general unsecured creditor of any Participating Employer. The Plan constitutes a mere promise by the Participating Employers to make payments to the Participants in the future. With respect to the guarantee of Energen under Section 2.2, Participants have rights only as general unsecured creditors of Energen. Nothing contained in the Plan shall constitute a guaranty by any Participating Employer or any other person or entity that any funds in any trust or the assets of any Participating Employer will be sufficient to pay any benefit hereunder. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

     Section 12.4  The Trust.

          (a) Establishment of Trust. In order to provide assets from which to fulfill its obligations to the Participants and their beneficiaries under the Plan, Energen shall establish a Trust by a trust agreement with a third party, the Trustee, to which Energen may, in its discretion, contribute cash or other property, including securities issued by Energen, to provide for the benefit payments under the Plan. The Trustee will have the duty to invest the Trust assets and funds in accordance with the terms of the Trust. Energen shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust. All rights associated with the assets of the Trust will be exercised by the Trustee or the person designated by the Trustee, and will in no event be exercisable by or rest with Participants or their beneficiaries. The Trust shall provide that in the event of the insolvency of Energen, the Trustee shall hold the assets for the benefit of the general creditors of Energen and its affiliated companies. The Trust shall be based on the model trust contained in Internal Revenue Service Revenue Procedure 92-64 with such changes and modifications as may be approved by Energen.

          (b) Contribution Upon Change in Control. If as of the close of business on the date of a Change in Control, the aggregate value of the Participant Accounts exceeds the value of the Trust assets, then within thirty days of such Change in Control, Energen shall contribute to the Trust assets having a value at least equal to the amount of such excess.

     Section 12.5 Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

     Section 12.6 Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     Section 12.7 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Alabama shall apply with respect to the Plan.

                                  ARTICLE XIII

                                   AMENDMENTS

     Section 13.1 Amendment of the Plan. Energen reserves the power to alter, amend or wholly revise the Plan at any time and from time to time by the action of the Board of Directors and the interest of each Participant is subject to the powers so reserved; provided, however, that no amendment made subsequent to a Change in Control shall be effective to the extent that it would have a materially adverse impact on a Participant's reasonably expected economic benefit attributable to compensation deferred by the Participant prior to the Change in Control. An amendment shall be authorized by the Board of Directors and shall be stated in an instrument in writing signed in the name of Energen by a person or persons authorized by the Board of Directors. After the instrument has been so executed, the Plan shall be deemed to have been amended in the manner therein set forth, and all parties interested herein shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the benefits credited to any Accounts prior to the effective date of such amendment without the written consent of any affected Participant.

                                  ARTICLE XIV

                                  TERM OF PLAN

     Section 14.1 Term of the Plan. Energen may at any time terminate the Plan by action of the Board of Directors with such termination being effective as of the date that all Participant Accounts have been distributed to Participants in accordance with and subject to the provisions of Article VI of the Plan including, without limitation, Section 6.6 of the Plan. Effective as of the date of such Board of Directors action (or such later date as may be specified therein) all Section 4.1 compensation deferral elections will terminate and no further amounts shall be credited to any Accounts of any Participant under Sections 7.1(a), (b), (c) and 7.2(a) after such date. However, the Participants' Accounts shall continue to be adjusted by the other provisions of Sections 7.1 and 7.2 until all benefits are distributed to the Participants or to the Participants' beneficiaries.

                                                                      APPENDIX C



                          PROXY -- ENERGEN CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 28, 1998

  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION
The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints WM. MICHAEL WARREN, JR. and DUDLEY
C. REYNOLDS, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the "Company"), to be held on January 28, 1998 at 10:00 a.m., Central Standard Time, at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the "Annual Meeting"), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present, as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

  This proxy should be mailed in the enclosed addressed envelope (no postage required if mailed in the United States). To assure the necessary representation at the Annual Meeting, please date and sign this proxy and mail it to the Company promptly. Please mail your proxy to the Company even though you plan to attend the Meeting. If you vote in person at the Annual Meeting, your Proxy will not be used.


                              ENERGEN CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]

[                                                                              ]

                                                  FOR all       VOTE
                                              nominees listed WITHHELD
                                                (except as    from all
                                             indicated below) nominees                                       FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:                         [ ]           [ ]     3. Proposal to approve the Energen     [ ]    [ ]      [ ]
   Nominees--For three year term ending 2001:                              Corporation 1997 Stock Incentive
   Dr. Stephen D. Ban, Julian W. Banton, and                               Plan.
   Wm. Michael Warren, Jr.


   (To withhold authority to vote for any                               4. Proposal to approve certain issuances
   individual nominee, write that nominee's                                of Common Stock under the Energen
   name in the space provided below.)                                      Corporation 1997 Deferred Compensation
                                                                           Plan.

   ________________________________________
                                                  FOR  AGAINST  ABSTAIN 5. In their discretion, to vote upon such
2. Proposal to amend the Company's Restated       [ ]    [ ]      [ ]      other matters as may properly come
   Certificate of Incorporation to increase                                before the Annual Meeting.
   the Company's authorized shares of Common
   Stock from 30,000,000 to 75,000,000 shares.

  All as such items or proposals are more fully set forth in the Proxy Statement with respect to the Annual Meeting received by the undersigned. (THIS PROXY WILL BE VOTED ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE
ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, AND FOR PROPOSALS
2, 3, and 4.


                                                                      DATED_________________________________________________, 19__

                                                                      ____________________________________________________________

                                                                      ____________________________________________________________
                                                                                     Signature(s) of Shareholder(s)
                                                                              (Please sign exactly as name appears below.)


                                 [ENERGEN LOGO]
                              ENERGEN CORPORATION
                            2101 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-2700